As filed with the Securities and Exchange Commission on July 6, 2021
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
Santander UK Group Holdings plc
(Exact name of registrant as specified in its charter)
England
(State or other jurisdiction of incorporation or organization)
98-1266745
(I.R.S. employer identification number)
2 Triton Square, Regent’s Place, London NW1 3AN, England
+44 (0) 800 389 7000
(Address and telephone number of Registrant’s principal executive offices)
C T Corporation System
28 Liberty Street
New York, NY 10005
(212) 894-8940
(Name, address and telephone number of agent for service)
With copies to:
Pierre-Marie Boury, Esq. Cleary Gottlieb Steen & Hamilton LLP 2 London Wall Place London EC2Y 5AU England	Amaya Mazaira Santander UK Group Holdings plc 2 Triton Square, Regent’s Place London NW1 3AN England
Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company      ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered/Proposed Maximum Aggregate Price Per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities of Santander UK Group Holdings plc	Indeterminate(1)(2)	$0(1)(2)
Capital securities of Santander UK Group Holdings plc

(1)
The Registrant is registering an indeterminate amount of the securities of each identified class for offer from time to time at indeterminate offering prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)
This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of an indeterminate amount of securities to be offered solely for market-making purposes by affiliates of the Registrant.

†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

BASE PROSPECTUS
Santander UK Group Holdings plc
Dated Subordinated Debt Securities
Senior Debt Securities
Capital Securities
From time to time, Santander UK Group Holdings plc (the “Issuer”) may offer the following securities for sale through this prospectus:
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dated subordinated debt securities;

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senior debt securities (together with the dated subordinated debt securities, the “debt securities”); and

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subordinated unsecured additional tier 1 capital securities (the “capital securities”).

We will provide the specific terms of the securities that we are offering in supplements to this prospectus. These terms may include the specific designation, aggregate principal amount, ranking, authorized denominations, interest rates or their methods of calculation, interest payment dates and redemption provisions, among others. The prospectus supplement will also contain the names of the underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts. You should read this prospectus and any accompanying prospectus supplement carefully before you make a decision to invest. This base prospectus may not be used to sell any securities unless it is accompanied by a prospectus supplement.
Investing in the securities involves certain risks. You should carefully consider the risk factors beginning on page 10 and included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 before you invest in any of our securities.
The securities will be subject to the exercise of the UK bail-in power by the relevant UK resolution authority as described herein and in the applicable prospectus supplement for such securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
We may use this prospectus in the initial sale of these securities. In addition, Santander Investment Securities Inc. or another of our affiliates may use this prospectus in a market-making transaction in the senior debt securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.
July 6, 2021

European Economic Area
In relation to each Member State of the European Economic Area (“EEA” and each, a “Member State”), each underwriter has represented and agreed, and each further underwriter will be required to represent and agree that an offer of securities to the public in that Member State, which are the subject of the offering contemplated by this prospectus (as completed by the prospectus supplement in relation thereto) will only be made to a legal entity which is a qualified investor (“EU Qualified Investor”) as defined under the EU Prospectus Regulation as defined below. Accordingly any person making or intending to make an offer in the EEA of securities which are the subject of the offering contemplated by this prospectus (as completed by the prospectus supplement in relation thereto) may only do so with respect to EU Qualified Investors. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of securities other than to EU Qualified Investors. The expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Prohibition of Sales to EEA Retail Investors
If the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” the securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EU Qualified Investor, and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.
EU PRIIPs/Important — EEA Retail Investors
No key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPS Regulation.
This prospectus has been prepared on the basis that any offer of securities in the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the EEA of securities which are the subject of an offering contemplated in this prospectus as completed by final terms in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this prospectus.
United Kingdom
Prohibition of Sales to U.K. Retail Investors
If the applicable prospectus supplement includes a section entitled, “Prohibition of sales to UK retail investors,” the securities are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any UK Retail Investor in the United Kingdom (“UK”). For the purposes of this provision:

(a)
the expression “UK Retail Investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, varied, superseded or substituted from time to time, the “EUWA”); or

(ii)
a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the EUWA; and

(b)
the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus has been prepared on the basis that any offer of securities in the UK will be made pursuant to an exemption under Section 86 of the FSMA from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make an offer in the UK of securities which are the subject of an offering contemplated in this prospectus as completed by final terms in relation to the offer of those securities may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA, in each case, in relation to such offer. Neither we nor any of the underwriters have authorized, nor do we or any of the underwriters authorize, the making of any offer of the securities in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. Neither we nor the underwriters have authorized, nor do we authorize, the making of any offer of securities through any financial intermediary, other than offers made by the underwriters which constitute the final placement of the securities contemplated in this prospectus.
This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing the “shelf registration process.” Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.
There are certain restrictions on the distribution of this prospectus as set out in “Plan of Distribution (Conflicts of Interest).”
In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for it may over-allot or effect transactions with a view to supporting the market price of such securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any agent of it to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide prospective investors with a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Obtain More Information.”
Unless the context requires otherwise, references to “Santander UK,” the “Santander UK group,” “we”, “our” or “us” in this prospectus refer to Santander UK Group Holdings plc and its consolidated subsidiaries.
In this prospectus, we use a number of short-hand terms in order to simplify the discussion of our operations. In particular:
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“euros” and “€” refer to the currency of the participating member states in the European Union;

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“pounds,” “sterling,” “£”, “pence” and “p” refer to the currency of the United Kingdom; and

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“U.S. dollars”, “dollars”, “U.S.$”, “$” and “¢” refer to the currency of the United States.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
AS AGAINST US, OUR MANAGEMENT AND OTHERS
We are a public limited company incorporated in England and Wales. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated herein by reference) are residents of the United Kingdom or countries other than the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, you should note that it may be difficult or impossible to serve legal process on us, our directors, officers and managers, and to force them to appear in a U.S. court. Our legal counsel in England, Slaughter and May, has advised us that there is doubt as to the enforceability in those countries, in original actions or in actions to enforce judgments of U.S. courts, of civil liabilities based on U.S. securities laws.
We have consented to service of process in the Borough of Manhattan, the City of New York, for claims based on the documents underlying the particular securities that we will issue, which include the related indenture, deposit and custody agreements, the terms of the securities themselves and the related global securities.
WHERE YOU CAN OBTAIN MORE INFORMATION
We file reports and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Certain later information that we file with the Commission will automatically update and supersede this information and any information so updated and superseded shall not be deemed, except as so updated or superseded, to constitute part of the registration statement or this prospectus. We incorporate by reference the following documents:

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annual report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 4, 2021, including any amendment thereto unless otherwise indicated therein (SEC File No. 001-37595) (the “Annual Report on Form 20-F”),

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report on Form 6-K filed with the Commission on April 29, 2021 (SEC File No. 001-37595; Film No. 18896619),

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any future filings on Form 20-F made with the Commission under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and

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any future reports on Form 6-K that we furnish to the Commission after the date of this prospectus and prior to the termination of the offering of securities offered by this prospectus that are identified in such reports as being incorporated by reference in this prospectus but only to the extent identified in such reports.

Our filings with the Commission are available at http://sec.gov. In addition, you may request a copy of these documents at no cost to you, by writing to or telephoning us at the following address: Secretariat, Santander UK Group Holdings, 2 Triton Square, Regent’s Place, London NW1 3AN, United Kingdom, telephone: +44 800 389 7000. Website: http://www.santander.co.uk/uk/about-santander-uk/investor-relations. The information on, or that can be accessed through, our website is not part of this prospectus or any prospectus supplement.
FORWARD-LOOKING STATEMENTS MAY NOT BE ACCURATE
We may from time to time make written or oral forward-looking statements. Written forward-looking statements may appear in documents filed with the Commission, including this prospectus or any accompanying prospectus supplement, documents incorporated herein by reference, other periodic reports to the Commission on Forms 20-F and 6-K, offering circulars or other prospectuses, reports to shareholders, press releases and in other written materials and in oral statements made by its officers, directors or employees to third parties. Examples of such forward-looking statements include, but are not limited to:
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projections or expectations of revenues, costs, profit (or loss), earnings (or loss) per share, dividends, capital structure or other financial items or ratios;

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statements of plans, objectives or goals or those of our management, including those related to products or services;

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statements of future economic performance; and

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statements of assumptions underlying such statements.

Words such as ‘believes’, ‘anticipates’, ‘expects’, ‘intends’, ‘aims’, ‘plans’, ‘targets’ and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
By their very nature, forward-looking statements are not statements of historical or current facts; they cannot be objectively verified, are speculative and involve inherent risks and uncertainties, both general and specific, and risks exist that the predictions, forecasts, projections and other forward-looking statements will not be achieved. We caution readers that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements made by us or on our behalf. Some of these factors, which could affect our business, financial condition and/or results of operations, are considered in detail in the sections entitled “Risk Review” and “Risk Factors” contained in our Annual Report on Form 20-F. They include:
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the effects of disruptions in the global economy and financial markets;

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the effects of UK economic conditions;

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the effects of UK’s withdrawal from the European Union;

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the effects of competition with other financial institutions, including new entrants into the financial services sector;

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the risk that Santander UK’s new or existing products and services may not become (or may not continue to be) successful;

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the risk that Santander UK may be unable to continue offering products and services from third parties;

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the extent to which Santander UK’s loan portfolio is subject to prepayment risk;

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the risk that Santander UK may be unable to manage the growth of its operations;

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the effects of any changes to the reputation of Santander UK or its affiliates;

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the extent to which regulatory capital, liquidity and leverage requirements, and any changes to these requirements may limit Santander UK’s operations;

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Santander UK’s ability to access liquidity and funding on acceptable financial terms;

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the effects of an adverse movement in external credit rating assigned to Santander UK, any Santander UK member or any of their respective debt securities;

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the effects of any changes in the pension liabilities and obligations of Santander UK;

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the effects of fluctuations in interest rates and other market risks;

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risks arising from the integrity and continued existence of reference rates;

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the extent to which Santander UK may be required to record negative changes in positions recorded at fair value for its financial assets due to changes in market conditions;

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Santander UK’s ability to control the level of non-performing or poor credit quality loans and whether Santander UK’s loan loss reserves are sufficient to cover loan losses;

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the risk that the value of the collateral, including real estate, securing Santander UK’s loans may not be sufficient and that Santander UK may be unable to realize the full value of the collateral securing its loan portfolio;

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the effects of the financial services laws, regulations, government oversight, administrative actions and policies and any changes thereto in each location or market in which Santander UK operates;

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the risk that Santander UK may become subject to the provisions of the Banking Act 2009, including the bail-in and write down powers thereunder;

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the effects of any failure to comply with anti-money laundering, anti-terrorism, anti-corruption, anti-tax evasion or sanctions laws or regulations, or the risk of any failure to prevent or detect any illegal or improper activities fully or timeously;

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the effects of taxation (and any changes to tax), in each location in which Santander UK operates;

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Santander UK’s exposure to any risk of loss from civil litigation and/or criminal legal or regulatory proceedings;

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the risk of failing to successfully apply or to improve Santander UK’s credit risk management systems;

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the risk that Santander UK’s data management policies and processes may not be sufficiently robust;

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the effect of cyber-crime on Santander UK’s business;

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the risks arising from any non-compliance with Santander UK’s policies, from any employee misconduct or human error, or from any negligence or fraud;

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the risk of failing to effectively manage changes in Santander UK’s information technology infrastructure and management information systems in a timely manner;

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the risk that Santander UK, along with the government, may not have the ability to manage and mitigate the impacts of climate change effectively;

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Santander UK’s exposure to unidentified or unanticipated risks despite its risk management policies, procedures and methods;

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the risks arising from Santander UK’s reliance on third parties and affiliates for important key support, products and services;

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the ability of Santander UK to recruit retain and develop appropriate senior management and skilled personnel;

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the effects of any inaccuracy within the judgements and accounting estimates which underpin aspects of the financial statements, and the consequent risk of any material misstatement of Santander UK’s financial results; and

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the effect of any change in account standards.

Undue reliance should not be placed on forward-looking statements when making decisions with respect to us and/or our securities. Investors and others should take into account the inherent risks and uncertainties of forward-looking statements and should carefully consider the foregoing non-exhaustive list of important factors. Forward-looking statements speak only as of the date on which they are made and are based on the knowledge, information available and views taken on the date on which they are made; such knowledge, information and views may change at any time. We do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

DESCRIPTION OF THE ISSUER
Santander UK Group Holdings plc and the Santander UK group
Background
Santander UK Group Holdings plc is a public limited company incorporated and registered in England and Wales under the Companies Act 2006. It was incorporated on September 23, 2013 as a private limited company with registered number 08700698 with the name Nuevo Topco Limited. On December 16, 2013, the Issuer changed its name to Santander UK Group Limited and on January 22, 2014, the Issuer changed its name to Santander UK Group Holdings Limited. On March 25, 2015, the Issuer re-registered as a public limited company. On January 10, 2014, the Issuer became the holding company of Santander UK plc following its acquisition of Santander UK plc from Banco Santander, S.A. and Santusa Holding, S.L.
The principal executive office and registered office of the Issuer is at 2 Triton Square, Regent’s Place, London, NW1 3AN. The telephone number of the Issuer is +44 (0) 800 389 7000.
The Issuer’s principal operating subsidiary is Santander UK plc. Santander UK plc was originally formed as a building society and was registered in 1944 under the name Abbey National Building Society and is now a public limited liability company incorporated and registered in England and Wales under the Companies Act 2006. It was incorporated on September 12, 1988 with registered number 2294747.
The Issuer is a subsidiary of Banco Santander, S.A. and Santusa Holding, S.L. Santander UK operates primarily in the UK, is regulated by the PRA and the FCA and is part of the Banco Santander, S.A. group.
Business and Support Divisions
The Santander UK group operates four business divisions as follows:
Retail Banking
Retail Banking offers a wide range of products and financial services to individuals and small businesses through the Group’s omni-channel presence comprising branches, ATMs, telephony, digital and intermediary channels. Retail Banking includes business banking customers, small businesses with simple banking needs and Santander Consumer Finance, predominantly a vehicle finance business.
Corporate and Commercial Banking
Corporate and Commercial Banking offers a wide range of financial services and solutions to more complex businesses across multiple sectors, typically with annual turnovers of between £2 million and £500 million. Service and expertise are provided by relationship managers, product specialists and through digital and telephony channels, and cover clients’ needs both in the U.K. and overseas.
Corporate and Investment Banking
Corporate and Investment Banking (“CIB”) services corporate clients with an annual turnover of £500 million and above. CIB clients require specially tailored solutions and value-added services due to their size, complexity and sophistication. CIB provides these clients with products to manage currency fluctuations, protect against interest rate risk, and arrange capital markets finance and specialist trade finance solutions, as well as providing support to the rest of the Santander UK Group’s business segments.
Substantially all CIB business in the U.K. is intended to be conducted from the London branch of Banco Santander S.A. (the “SLB”), beginning later in 2021. Following a hearing held on 23 June 2021, the High Court of England and Wales has sanctioned the transfer of substantially all of the CIB business of Santander UK plc to the SLB by way of a banking business transfer scheme under Part VII of the Financial Services and Markets Act 2000 (the “Scheme”). The transfer of the CIB business from Santander UK plc to the SLB under the Scheme is scheduled to take place before the end of 2021.

Corporate Centre
Corporate Centre mainly includes the treasury, non-core corporate and legacy portfolios. Corporate Centre is also responsible for managing capital and funding, balance sheet composition, structure, pension and strategic liquidity risk. To enable a more targeted and strategically aligned apportionment of capital and other resources, revenues and costs incurred in Corporate Centre are allocated to the three business segments. The non-core corporate and legacy portfolios are being run-down and/or managed for value.

RISK FACTORS
You should consider carefully all of the information included, or incorporated by reference, in this document and any risk factors included in the applicable prospectus supplement before you decide to buy securities.
Risks Relating to the Securities
Under the terms of the debt securities and the capital securities, investors will agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority.
Notwithstanding any other term of the debt securities and/or the capital securities, the indenture or any other agreements, arrangements, or understandings between the Issuer and any holder of securities, by its acquisition of the debt securities and/or capital securities, each holder of securities (including each holder of a beneficial interest in the debt securities and/or the capital securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power (as defined in “Description of the Debt Securities — Agreement with Respect to the Exercise of UK Bail-in Power”) by the relevant UK resolution authority (as defined in “Description of the Debt Securities — Agreement with Respect to the Exercise of UK Bail-in Power”) whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined in “Description of the Debt Securities — Agreement with Respect to the Exercise of UK Bail-in Power”); (ii) the conversion of all, or a portion, of the Amounts Due on the debt securities and/or the capital securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities and/or the capital securities; (iii) the cancellation of the debt securities and/or the capital securities; (iv) the amendment or alteration of the maturity of the debt securities or amendment of the amount of interest payable on the debt securities and/or the capital securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities and/or the capital securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.
The relevant UK resolution authority could exercise its powers under the Banking Act, including bail-in and write down powers which could impose losses on an investment in the debt securities and/or the capital securities.
The special resolution regime set out in the UK Banking Act 2009, as the same may be amended from time to time, including by the Financial Services (Banking Reform) Act 2013 (the “Banking Act”), provides the UK Treasury, the Bank of England, the PRA and the FCA with a variety of powers for dealing with UK deposit taking institutions (and, in certain circumstances, their holding companies) that are failing or likely to fail, including: (i) to take a bank or bank holding company into temporary public ownership; (ii) to transfer all or part of the business of a bank to a private sector purchaser; or (iii) to transfer all or part of the business of a bank to a “bridge bank.” The special resolution regime also comprises a separate insolvency procedure and administration procedure, each of which is of specific application to banks. These solvency and administration measures may be invoked prior to the point at which an application for insolvency proceedings with respect to a relevant institution could be made.
If an instrument or order were made under the Banking Act in respect of an entity in the Santander UK group, such instrument or order (as the case may be) may, among other things: (i) result in a compulsory transfer of shares or other securities or property of such entity; (ii) have an impact on the rights of the holders of shares or other securities issued by entities within the Santander UK group or result in the nullification or modification of the terms and conditions of such shares or securities (including, but not limited to, in each case, the debt securities and/or the capital securities); or (iii) result in the de-listing of the shares and/or other securities of such entities (including, but not limited to, the debt securities and/or the capital securities). In addition, such an order may affect matters in respect of the Santander UK group or an entity within the Santander UK group and/or other aspects of the shares or other securities of the Santander UK group or an entity within the Santander UK group which may negatively affect the ability of the

Santander UK group to meet its obligations in respect of such shares or securities (including, but not limited to, in each case, the debt securities and/or the capital securities).
Further, amendments to the UK Insolvency Act 1986 and secondary legislation have introduced changes to the treatment and ranking of certain debts with the result that certain eligible deposits will rank in priority to the claims of ordinary (i.e. non-preferred) unsecured creditors in the event of an insolvency. This may negatively affect the ability of holders of the debt securities and the capital securities to recover sums due to them in an insolvency scenario.
If a “bail-in” order were made under the Banking Act, such an order would be based on the principle that any creditors affected by the “bail-in” order should receive no less favorable treatment than they would have received had the bank entered into insolvency immediately before the coming into effect of the UK bail-in power (as defined in “Description of the Debt Securities — Agreement with Respect to the Exercise of UK Bail in Power”). The UK bail-in power includes the power to cancel or write down (in whole or in part) certain liabilities or to modify the terms of certain contracts for the purposes of reducing or deferring the liabilities of a bank under resolution and the power to convert certain liabilities into shares (or other instruments of ownership) of the bank. The UK bail-in power may potentially be exercised in respect of any unsecured debt securities issued by a bank (including, but not limited to, the debt securities and/or the capital securities) under resolution or an entity in the Santander UK group, regardless of when they were issued. Public financial support would only be used as a last resort, if at all, after having assessed and utilized, to the maximum extent practicable, the resolution tools available, including the UK bail-in power. The occurrence of circumstances in which the UK-bail in power would need to be exercised in respect of the Santander UK group or any entity within the Santander UK group would have a material adverse effect on the Santander UK group’s operations, financial condition and prospects and could result in losses on investments in the debt securities and/or the capital securities.
Further, the PRA has the power to make rules requiring a parent undertaking of a bank to make arrangements to facilitate the exercise of resolution powers, including a power to require a member of the Santander UK group to issue debt instruments. The exercise of such powers could have an impact on the liquidity of the Santander UK group’s debt instruments and could materially increase the Santander UK group’s cost of funding and could result in losses on investments in the debt securities and/or the capital securities.
In addition, the EU Bank Recovery and Resolution Directive (“BRRD”) provided for resolution authorities to have the power to require institutions and groups to make structural changes to ensure legal and operational separation of “critical functions” from other functions where necessary, or to require institutions to limit, or cease, existing or proposed activities in certain circumstances. These powers were introduced in the UK via changes to the PRA Rulebook and as a result the Santander UK group is now required to identify such “critical functions” as part of its resolution and recovery planning. If used in respect of the Santander UK group, these ex ante powers could have a material adverse effect on the Santander UK group’s operations, financial condition and prospects and could result in losses on investments in the debt securities and/or the capital securities.
The debt securities and the capital securities are subject to the resolution powers described above (including, but not limited to, the UK bail-in power) and consequently may be subject to a partial or full write-down, modification or conversion to equity. Holders of the debt securities and/or the capital securities (including each holder of a beneficial interest in the debt securities and/or the capital securities) may lose all of their investment in the debt securities and/or the capital securities, including the principal amount plus any accrued interest, if the UK bail-in power, or any other resolutions powers, are acted upon and any remaining outstanding securities or securities into which the debt securities and/or the capital securities are converted may be of little value at the time of conversion and thereafter.
Moreover, to the extent the UK bail-in power, or any other relevant resolution power, is exercised pursuant to the Banking Act, we do not expect any securities issued upon conversion of the debt securities and/or the capital securities to meet the listing requirements of any securities exchange. Any securities received by holders of the debt securities and/or the capital securities upon conversion of the debt securities and/or the capital securities (whether debt or equity) likely will not be listed for at least an extended period of time, if at all, or may be on the verge of being delisted by the relevant exchange. Additionally, there may be limited, if any, disclosure with respect to the business, operations or financial statements of the issuer of any securities issued upon conversion of the debt securities and/or the capital securities, or the disclosure with respect to any existing issuer may not be current to reflect changes in the business, operations or financial statements as a result of the exercise of the UK bail-in power, or any other relevant resolution power. As a result, there may not be an active market for any securities held after the exercise of the UK bail-in power or any other relevant resolution power.
The BRRD also contains a mandatory write down power which required implementing states to grant powers to resolution authorities to recapitalise institutions that are at the point of non-viability by permanently writing down, inter alia, capital instruments such as the dated subordinated debt securities and capital securities, or converting those capital instruments into shares. The mandatory write down provision has been implemented in the UK through the Banking Act, and would apply to the dated subordinated debt securities and capital securities. Before, or simultaneously with, taking any form of resolution action or applying any resolution power set out in the BRRD, the UK resolution authorities have the power (and are obliged when specified conditions are determined to have been met) to write down, or convert capital instruments such as the dated subordinated debt securities and capital securities into CET1 capital instruments. These measures could be applied to the dated subordinated debt securities and/or capital securities. In contrast to the creditor protections afforded in the event of the bail-in powers being exercised, holders of the dated subordinated debt securities and/or capital securities would not be entitled to the “no creditor worse off” protections under the Banking Act in the event that the dated subordinated debt securities or capital securities were written down or converted to equity under the mandatory write-down tool (unless the mandatory write-down tool were to be used alongside a bail-in).
Furthermore, if the dated subordinated debt securities or capital securities were to be converted into equity securities by application of the mandatory write-down tool, those equity securities may be subjected to the bail-in powers in resolution, resulting in their cancellation, significant dilution or transfer away from the investors therein. The exercise of such bail-in or write down powers, or any suggestion of such exercise could, therefore, materially adversely affect the rights of the holders of dated subordinated debt securities and/or capital securities, the price or value of their investment in any dated subordinated debt securities and/or capital securities and/or the ability of Santander UK Group Holdings to satisfy its obligations under the dated subordinated debt securities and/or capital securities.
The circumstances under which the relevant UK resolution authority would exercise its UK bail-in power are uncertain, which may affect the value of the securities.
While the Banking Act specifies statutory conditions to the exercise of the bail-in tool, there is no certainty as to how the Bank of England would exercise its bail-in power with respect to a financial institution and/or securities in practice. Notwithstanding secondary legislation and guidance issued by HM Treasury, the Bank of England has considerable discretion as to the exercise of the UK bail-in power. As there may be many factors, including factors outside of our control or not directly related to us, which could result the exercise of the bail-in tool, holders of the debt securities and the capital securities may not be able to refer to publicly available criteria in order to anticipate a potential exercise of any such UK bail-in power.
Accordingly, the threat of bail-in may affect trading behavior, including prices and volatility, and, as a result, the securities are not necessarily expected to follow the trading behavior associated with other types of securities.
Holders’ rights may be limited in respect of the exercise of the UK bail-in power by the relevant UK resolution authority.
Under the Banking Act, holders of securities will have a right to be compensated under a bail-in compensation order which is based on the principle that such investors should receive no less favorable treatment than they would have received had the bank entered into insolvency immediately before the coming into effect of the UK bail-in power. There is some uncertainty as to what other protections will be available to holders of securities (including the debt securities and the capital securities) subject to the UK bail-in power and to the broader resolution powers of the relevant UK resolution authority. Accordingly, the holders of the debt securities and/or the capital securities (including each holder of a beneficial interest in the debt securities and/or the capital securities) have limited rights to challenge any decision of the relevant UK resolution authority to exercise the UK bail-in power.
Other powers contained in the Banking Act, either in their current form or as may be amended, may affect the value of an investment in the securities.
The special resolution regime in the Banking Act provides relevant UK resolution authorities with a variety of other powers, in addition to the UK bail-in power, for dealing with UK banks. See “Shareholder Information — Risk Factors — Legal and regulatory risks — Santander UK may become subject to the provisions of the Banking Act, including bail-in and write down powers” on page 289 of our Annual Report on Form 20-F. The exercise of these powers may impact how we are managed as well as, in certain circumstances, the rights of creditors.
The securities will be structurally subordinated to debt of our subsidiaries, which will not guarantee the securities.
Because we are a holding company, our rights and the rights of our creditors, including the holders of securities, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our banking subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of those banking subsidiaries. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The debt securities and the capital securities are not obligations of, nor guaranteed by, our subsidiaries and our subsidiaries have no obligation to pay any amounts due on the debt securities and/or the capital securities. The indentures relating to the debt securities and the capital securities do not limit the ability of our subsidiaries to issue or incur additional debt.
The debt securities and the capital securities are our obligations but our assets consist primarily of equity in our subsidiaries and, as result, our ability to make payments on the debt securities and the capital securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The ability of our subsidiaries to pay dividends or such other amounts will be subject to their profitability, their financial condition, to applicable laws and regulations and to the evolution of their capital adequacy position.
The securities will be unsecured and will be effectively subordinated to our secured indebtedness.
The debt securities and the capital securities we issue will be unsecured and will be effectively subordinated to all secured indebtedness we may incur, to the extent of the assets securing such indebtedness. The indentures relating to the debt securities and the capital securities do not restrict our ability to incur secured indebtedness in the future. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the debt securities and the capital securities then outstanding.
The securities lack a developed public market.
There can be no assurance regarding the future development of a market for any securities we may issue or the ability of holders of the debt securities and/or the capital securities to sell their securities or the price at which such holders may be able to sell their securities. If such a market were to develop, the securities could trade at prices that may be higher or lower than the initial offering price depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Underwriters, broker-dealers and agents that participate in the distribution of the securities may make a market in the securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities with respect to the securities may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for any securities we may issue or that an active public market for the securities will develop. See “Plan of Distribution (Conflicts of Interest).” We may apply for listing of any securities we may issue on a recognized securities exchange; however, there can be no assurance that the securities will be so listed by the time the securities are delivered to purchasers or that the listing will be granted.

Our credit ratings may not reflect all risks of an investment in the securities.
Our credit ratings may not reflect the potential impact of all risks relating to the market values of the securities. However, real or anticipated changes in our credit ratings will generally affect the market values of the debt securities and the capital securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

USE OF PROCEEDS
Unless otherwise disclosed in the accompanying prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes of the Santander UK group and to further strengthen the Santander UK group’s regulatory capital and eligible liabilities base.

DESCRIPTION OF THE DEBT SECURITIES
The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of each series of debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the debt securities so offered will be described in the prospectus supplement relating to those debt securities. As used in this description, the holder of a debt security is, with respect to a debt security in registered form, the registered owner of that debt security.
When we refer to “debt securities” in this prospectus, we mean the dated subordinated debt securities and the senior debt securities of the Issuer. Debt securities offered through this prospectus will be issued under one of two indentures between Santander UK, as issuer, and Citibank, N.A., as trustee (the “trustee”) (as successor to Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to agreements of resignation, appointment and acceptance dated as of April 19, 2021, in the case of the dated subordinated debt securities indenture, and March 4, 2021, in the case of the senior debt securities indenture, among the Issuer, the trustee and Wells Fargo). The dated subordinated debt securities will be issued under the indenture for dated subordinated debt securities dated as of April 18, 2017 (the “dated subordinated debt securities indenture”). The senior debt securities will be issued under the amended and restated indenture for senior debt securities dated as of April 18, 2017, as supplemented and amended by a first supplemental indenture dated as of November 3, 2017, a fourth supplemental indenture dated as of August 21, 2020 and a sixth supplemental indenture dated as of June 14, 2021 between the Issuer and the trustee (the “senior debt securities indenture” and together with the dated subordinated debt securities indenture, the “indentures”). The indentures are filed as exhibits to the registration statement of which this prospectus is a part. The terms of each of the indentures include those provisions made part of the relevant indenture by reference to the Trust Indenture Act of 1939 (“TIA”).
The following summaries of the material provisions of the debt securities and the indentures do not purport to be complete and are qualified in their entirety by reference to all the provisions of the relevant indenture, including the definitions of certain terms which are provided in the indentures. Wherever particular defined terms of the indentures are referred to and those terms are not defined in this prospectus, such defined terms shall have the meanings assigned in the relevant indenture and are incorporated by reference into this prospectus.
For the avoidance of doubt, each reference to “holder,” “holders” and “you” will also be deemed to include the beneficial owners of the debt securities.
General
The debt securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States, the United Kingdom or any other country.
The indentures do not limit the amount of debt securities that we may issue. We may issue debt securities in one or more series. The relevant prospectus supplement for any particular series of debt securities will describe the terms of the offered debt securities, including some or all of the following terms:
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their specific designation, authorized denomination and aggregate principal amount;

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the price or prices at which they will be issued;

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whether such debt securities will be dated debt securities with a specified maturity date or undated debt securities with no specified maturity date;

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the annual interest rate or rates, or how to calculate the interest rate or rates;

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the date or dates from which interest, if any, will accrue or the method, if any, by which such date or dates will be determined;

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the times and places at which any interest payments are payable;

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the terms of any mandatory or optional redemption, including the amount of any premium;

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any modifications or additions to the events of defaults with respect to the debt securities offered;

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the currency or currencies in which they are denominated and in which we will make any payments;

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whether such debt securities, if dated subordinated debt securities or senior debt securities, are to be issued as discount securities and the terms and conditions of any such discount securities;

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any index used to determine the amount of any payments on the debt securities;

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any restrictions that apply to the offer, sale and delivery of the debt securities and the exchange of debt securities of one form for debt securities of another form;

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whether and under what circumstances, if other than those described in this prospectus, we will pay additional amounts on the debt securities following certain developments with respect to withholding tax or information reporting laws and whether, and on what terms, if other than those described in this prospectus, we may redeem the debt securities following those developments; and

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any listing on a securities exchange.

In addition, the prospectus supplement will describe certain U.S. federal and UK tax considerations that may apply to any particular series of debt securities.
Debt securities may bear interest at a fixed rate or a floating rate. Holders of debt securities shall have no voting rights except those described under the heading “— Modification and Waiver” below.
We may, without the consent of the holders of the debt securities of any series, issue additional debt securities, having the same ranking and same interest rate, maturity and other terms as the debt securities previously issued; provided however that such additional debt securities shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional debt securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series, or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any additional debt securities having such similar terms, together with the debt securities previously issued, will constitute a single series of debt securities under the relevant indenture.
Form of Debt Securities; Book-Entry System
General
Unless the relevant prospectus supplement states otherwise, the debt securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the debt securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.
The debt securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the debt securities will be cleared through DTC only. In such event, beneficial interests in the global debt securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.
The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.
So long as the depositary, or its nominee, is the holder of a global debt security, the depositary or its nominee will be considered the sole holder of such global debt security for all purposes under the relevant indenture. Except as described below under the heading “— Issuance of Definitive Securities,” no participant, indirect participant or other person will be entitled to have debt securities registered in its name, receive or be entitled to receive physical delivery of debt securities in definitive form or be considered the owner or holder of the debt securities under the relevant indenture. Each person having an ownership or other interest in debt securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the relevant indenture or the debt securities.
Payments on the Global Debt Security
Payments of any amounts in respect of any global securities will be made by the trustee to the depositary. Payments will be made to beneficial owners of debt securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we, nor the trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.
The Clearing Systems
DTC, Euroclear and Clearstream Luxembourg have advised us as follows:
DTC.   DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant.
Euroclear.   Euroclear holds securities and book-entry interests in securities for its participants and facilitates the clearance and settlement of securities transactions between its participants and between its participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries. Euroclear provides its participants various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and related services. Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique). Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the debt securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
Clearstream Luxembourg.   Clearstream Luxembourg is a duly licensed bank incorporated under the laws of Luxembourg and organized as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among its customers through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of securities certificates. Clearstream Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries through established depositary and custodial relationships. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the debt securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.
Issuance of Definitive Securities
So long as the depositary holds the global securities of a particular series of debt securities, such global securities will not be exchangeable for definitive securities of that series unless:
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(i) the depositary notifies us in writing that it is unwilling to or unable to continue as a depositary for the debt securities of such series or the debt securities, as the case may be; (ii) DTC notifies us that it is unwilling or unable to continue to hold interests in the debt securities of such series, or (iii) if at any time DTC ceases to be eligible as a “clearing agency” registered under the Exchange Act or we become aware of such ineligibility and, in either case, a successor is not appointed by us within 90 days;

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an Event of Default has occurred and is continuing and the registrar has received a request from the depositary; or

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the applicable prospectus supplement provides otherwise with respect to a particular series.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The indentures permit us to determine at any time and in our sole discretion that debt securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.
Unless otherwise specified in the prospectus supplement, definitive debt securities will be issued in registered form only. To the extent permitted by law, we, the trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.
Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of debt securities. Payments will be made in respect of the debt securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.
If we issue definitive debt securities of a particular series in exchange for a particular global debt security, the depositary, as holder of that global debt security, will surrender it against receipt of the definitive debt securities, cancel the book-entry debt securities of that series, and distribute the definitive debt securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.
If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer, duly completed and executed, at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the debt securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the debt securities represented by the certificate, to the address specified in the form of transfer.
Settlement
Initial settlement for each series of debt securities and settlement of any secondary market trades in the debt securities will be made in same-day funds. Book-entry debt securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.
Payments
We will make any payments of interest, principal and premium, if any, on any particular series of debt securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.
Currency
To the extent that holders of the debt securities are entitled to any recovery with respect to the debt securities in any bankruptcy, winding up or liquidation, it is unclear whether such holders would be entitled in such proceedings to a recovery in dollars and may be entitled only to a recovery in pounds sterling, and, as a general matter, the right to claim for any amounts payable on debt securities may be limited by applicable insolvency law.
Payments Subject to Fiscal Laws
All payments are subject in all cases to (i) any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the “— Additional Amounts — Dated Subordinated Debt Securities,” “— Additional Amounts — Senior Debt Securities,” or “— Covenants” provisions below, and (ii) withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Internal Revenue Code of 1986, as amended (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto (collectively, “FATCA”).
Additional Amounts
Dated Subordinated Debt Securities
Unless the relevant prospectus supplement provides otherwise, all payments of principal and interest in respect of the dated subordinated debt securities will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of the country in which we are organized, or any political subdivision of the same or authority therein or thereof having power to tax (the “taxing jurisdiction”), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, in respect of the payment of any interest on (but not, for the avoidance of doubt, in respect of any principal of) the Dated Subordinated Debt Securities, we will pay such additional amounts (for purposes of the dated subordinated debt securities only, “Additional Amounts”) as may be necessary in order that the net amounts receivable by the holders after such withholding or deduction shall equal the amounts which would have been receivable in the absence of any requirement to make such withholding or deduction, except that no such Additional Amounts shall be payable in relation to any such tax, duty, assessment, governmental charge, deduction or withholding which:
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would not be payable or due but for the fact that the holder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the taxing jurisdiction, or otherwise has some connection or former connection with the taxing jurisdiction other than the holding or ownership of a dated subordinated debt security, or the collection of principal or interest payments on, or the enforcement of, a dated subordinated debt security;
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would not be payable or due but for the fact that the certificate representing the relevant dated subordinated debt securities (x) is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such thirty (30)-day period or (y) is presented for payment in the taxing jurisdiction;

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is imposed in respect of a holder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or the beneficial owner of such payment would not have been entitled to an Additional Amount had the beneficiary, settlor, beneficial owner or member been the actual holder of such dated subordinated debt security;

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would not have been imposed if presentation for payment of the certificate representing the relevant dated subordinated debt securities had been made to a paying agent other than the paying agent to which the presentation was made;

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is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such dated subordinated debt securities with a request from us addressed to the holder or the beneficial owner, including a written request from us related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

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is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge; or

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is imposed in respect of any combination of the above items.

Any amounts to be paid by us in respect of the dated subordinated debt securities shall be paid net of any deduction or withholding imposed or required pursuant to FATCA, and we will not be required to pay Additional Amounts on account of FATCA.
Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of (and premium, if any) or interest or other payment on, or in respect of, any dated subordinated debt security of any series we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.
Senior Debt Securities
Unless the relevant prospectus supplement provides otherwise, amounts to be paid on any series of senior debt securities will be made without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by or on behalf of the country in which we are organized or any political subdivision or authority thereof or therein having the power to tax (the “taxing jurisdiction”), unless such deduction or withholding is required by fiscal or other laws, regulations and directives. If at any time a taxing jurisdiction requires us to make such deduction or withholding, we will pay additional amounts with respect to interest only (and not principal) on the senior debt securities (for purposes of the senior debt securities only, “Additional Amounts”) that are necessary in order that the net amounts paid to the holders of the senior debt securities, after the deduction or withholding, shall equal the amounts which would have been payable on that series of debt securities if the deduction or withholding had not been required. However, this will not apply to any such amount that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the senior debt securities is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a taxing jurisdiction or otherwise having some connection with the taxing jurisdiction other than the holding or ownership of a senior debt security, or the collection of any interest payments on a senior debt security of the relevant series;

•
except in the case of a winding up in the UK, the senior debt security is presented (where presentation is required) for payment in the UK;

•
the senior debt security is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the senior debt security for payment at the close of that 30 day period;

•
the holder or the beneficial owner of the senior debt security or the beneficial owner of any payment of any interest on the senior debt security failed to comply with a request by us or the liquidator or other authorized person addressed to the holder (x) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information requirement, which, in the case of (x) or (y) is required or imposed by a statute, treaty, regulation or administrative practice of a taxing jurisdiction as a precondition to exemption from all or part of the tax, assessment or other governmental charge; or

•
any combination of the above items;

nor shall Additional Amounts be paid with respect to any interest on the senior debt securities to any holder who is a fiduciary or partnership or settlor with respect to such fiduciary or a member of such partnership other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of any taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts, had it been the holder. For the avoidance of doubt, all payments in respect of the senior debt securities will be made subject to any withholding or deduction required pursuant to any fiscal or other laws, regulations and directives, including FATCA, and we shall not be required to pay Additional Amounts with respect to interest on the senior debt securities on account of any such deduction or withholding required pursuant to FATCA.
Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of any interest on, or in respect of, the senior debt securities of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.
Covenants
The United Kingdom (or any political subdivision thereof or therein having the power to tax) may require us to withhold or deduct amounts from payments of principal or interest on the debt securities, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay additional amounts such that the net amount paid to holders of the debt securities, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required.
As provided in “— Payments Subject to Fiscal Laws,” all payments in respect of the debt securities will be made subject to any withholding or deduction required pursuant to FATCA, and we shall not be required to pay additional amounts with respect to the principal of, interest and any other payments on, the debt securities on account of any such deduction or withholding required pursuant to FATCA.
We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if, inter alia, either:
•
all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or

•
the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year or are to be exchanged for stock or other securities and notice of such exchange has been given; and
we deposit or cause to be deposited in trust with the trustee for your benefit and the benefit of all other direct holders of the debt securities, a combination of money or U.S. government obligations (with respect to securities denominated in dollars) or foreign government obligations (with respect to securities denominated in the same foreign currency) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.
Any discharge will be subject to the consent of the PRA, if required.
The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including, among other things, through the incurrence of additional indebtedness.
Agreement with Respect to the Exercise of UK Bail-in Power
Notwithstanding any other term of the debt securities, the indentures or any other agreements, arrangements, or understandings between the Issuer and any holder of debt securities, by its acquisition of the debt securities, each holder of debt securities (including each holder of a beneficial interest in the debt securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power (as defined below) by the relevant UK resolution authority (as defined below) whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due (as defined below); (ii) the conversion of all, or a portion, of the Amounts Due on the debt securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of debt securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the debt securities; (iii) the cancellation of the debt securities; (iv) the amendment or alteration of the maturity of the debt securities or amendment of the amount of interest payable on the debt securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the debt securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.
For these purposes, “Amounts Due” are the principal amount of, and accrued but unpaid interest, including any Additional Amounts due on, the debt securities. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.
As used in this prospectus, the “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of the BRRD, including but not limited to the Banking Act, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a regulated entity (as defined below) (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised.
We refer to such agreements and acknowledgements with respect to the exercise of the UK bail-in power as the “bail-in consent.”
A reference to a “regulated entity” is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies and a reference to the “relevant UK resolution authority” is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.
No Amounts Due on the debt securities, will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities), to the extent permitted by the TIA, will waive any and all claims, in law and/or in equity, against the trustee for, agree not to initiate a suit against the trustee in respect of, and agree that the trustee will not be liable for, any action that the trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities.
Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities, we will provide a written notice to the holders of the debt securities through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the trustee for information purposes.
Neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of the Issuer or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Issuer, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities will be an Event of Default (as defined in the relevant indenture) with respect to such debt securities.
By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the debt securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA.
By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) acknowledges and agrees that, upon the exercise of the UK bail-in power by the relevant UK resolution authority, (a) the trustee will not be required to take any further directions from the holders of debt securities with respect to any portion of the debt securities that are written-down, converted to equity and/or cancelled under Section 5.12 (Control by Holders) of the dated subordinated debt securities indenture and the senior debt securities indenture, and (b) the indentures will not impose any duties upon the trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the debt securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the debt securities), then the trustee’s duties under the relevant indenture shall remain applicable with respect to the debt securities following such completion to the extent that the Issuer and the trustee shall agree pursuant to another supplemental indenture or an amendment to the relevant indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, so long as any debt securities remain outstanding, there will at all times be a trustee for the debt securities in accordance with the relevant indenture, and the resignation and/or removal of the trustee and the appointment of a successor trustee will continue to be governed by the relevant indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the debt securities remain outstanding following the completion of the exercise of the UK bail-in power.
By its acquisition of the debt securities, each holder of the debt securities (including each holder of a beneficial interest in the debt securities) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such debt securities to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to such debt securities as it may be imposed, without any further action or direction on the part of such holder or the trustee. In addition, the exercise of the UK bail-in power may require that interests in the debt securities be held and/or other actions implementing the UK bail-in power to be taken, as the case may be, through clearing systems, intermediaries or other person other than DTC.
For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors Relating to the Securities.”

Redemption
Dated Subordinated Debt Securities
Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the dated subordinated debt securities of any series as a whole upon not less than 30 nor more than 60 days’ notice to each holder of dated subordinated debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of discount securities, their accreted face amount, if we determine that as a result of a change in or amendment to the laws or regulations of any taxing jurisdiction, including any treaty to which such taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:
•
in making any payments, on the particular series of dated subordinated debt securities, in respect of principal or premium, if any, or interest, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

•
payments of interest, on an interest payment date in respect of any of the series of dated subordinated debt securities, has been or would be treated as a “distribution,” in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act;

•
on an interest payment date we were not or would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced;

•
the dated subordinated debt securities will or would no longer be treated as loan relationships for United Kingdom tax purposes;

•
we will not or would not, as a result of the dated subordinated debt securities being in issue, be able to have losses or deductions set against the profits or gains, or profits or gains offset by the losses or deductions, of companies with which we are or would otherwise be so grouped for applicable United Kingdom tax purposes (whether under the group relief system current as at the date of issue of the dated subordinated debt securities or any similar system or systems having like effect as may from time to time exist);

•
we will or would, in the future, have to bring into account a taxable credit, taxable profit or the receipt of taxable income if the principal amount of the dated subordinated debt securities were written down, on a permanent or temporary basis, or the dated subordinated debt securities were converted into ordinary shares of our capital; or

•
the dated subordinated debt securities or any part thereof will or would become treated as a derivative or an embedded derivative for United Kingdom tax purposes.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent counsel of recognized standing in the relevant taxing jurisdiction, selected by us, in a form reasonably satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.
The relevant prospectus supplement will specify whether or not we may redeem the dated subordinated debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of dated subordinated debt securities of any series will state, among other items:
•
the redemption date;

•
the principal amount of dated subordinated debt securities to be redeemed if less than all of the series outstanding is to be redeemed;

•
the redemption price;

•
that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•
the place or places at which each holder may obtain payment of the redemption price; and

•
the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such dated subordinated debt securities.

In the case of a partial redemption, the trustee shall select the dated subordinated debt securities to be redeemed in any manner which it deems fair and appropriate in accordance with DTC procedures.
Unless otherwise provided in a supplemental indenture, we or any of our subsidiaries may not purchase dated subordinated debt securities of any series in the open market or by tender (available to each holder of dated subordinated debt securities of the relevant series) or by private agreement without regulatory approval and our compliance with any alternative or additional preconditions to redemption or repurchase. Any dated subordinated debt securities of any such series purchased by us or any of our subsidiaries may be held, resold or surrendered by the purchaser thereof through us to the trustee or any paying agent for cancellation.
Senior Debt Securities
Unless the relevant prospectus supplement provides otherwise, we will have the option to redeem the senior debt securities of any series as a whole upon not less than 30 nor more than 60 days’ notice to each holder of senior debt securities, on any interest payment date, at a redemption price equal to 100% of their principal amount together with any accrued but unpaid payments of interest, to the redemption date, or, in the case of discount securities, their accreted face amount, if we determine that as a result of a change in or amendment to the laws or regulations of any taxing jurisdiction, including any treaty to which such taxing jurisdiction is a party, or a change in an official application or interpretation of those laws or regulations, including a decision of any court or tribunal, which becomes effective on or after the date of the applicable prospectus supplement:
•
in making any payments, on the particular series of senior debt securities, we have paid or will or would on the next interest payment date be required to pay Additional Amounts;

•
payments, on the next interest payment date in respect of any of the series of senior debt securities, has been or would be treated as a “distribution,” in each case within the meaning of Section 1000 of the Corporation Tax Act 2010 of the United Kingdom, or any statutory modification or re-enactment of the Act; or

•
on the next interest payment date we were not or would not be entitled to claim a deduction in respect of the payments in computing our UK taxation liabilities, or the value of the deduction to us would be materially reduced.

In each case we shall be required, before we give a notice of redemption, to deliver to the trustee a written legal opinion of independent counsel of recognized standing in the relevant taxing jurisdiction, selected by us, in a form reasonably satisfactory to the trustee confirming that we are entitled to exercise our right of redemption.
The relevant prospectus supplement will specify whether or not we may redeem the senior debt securities of any series, in whole or in part, at our option, in any other circumstances and, if so, the prices and any premium at which and the dates on which we may do so. Any notice of redemption of senior debt securities of any series will state, among other items:
•
the redemption date;

•
the amount of senior debt securities to be redeemed if less than all of the series is to be redeemed;

•
the redemption price;

•
that the redemption price will become due and payable on the redemption date and that payments will cease to accrue on such date;

•
the place or places at which each holder may obtain payment of the redemption price; and

•
the CUSIP, Common Code and/or ISIN number or numbers, if any, with respect to such senior debt securities.

In the case of a partial redemption, the trustee shall select the senior debt securities to be redeemed in any manner which it deems fair and appropriate in accordance with DTC procedures.
We or any of our subsidiaries may at any time and from time to time purchase senior debt securities of any series in the open market or by tender (available to each holder of senior debt securities of the relevant series) or by private agreement, if applicable law allows. Any senior debt securities of any such series purchased by us or any of our subsidiaries may be held, resold or surrendered by the purchaser thereof through us to the trustee or any paying agent for cancellation.
Modification and Waiver
We and the trustee may make certain modifications and amendments of the applicable indenture with respect to any series of debt securities without the consent of the holders of the debt securities, including, to the extent necessary, to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power, including the bail-in consent. Other modifications and amendments may be made to the relevant indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the debt securities of the series outstanding under the relevant indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each debt security affected that would (unless such modification or amendment is a result of the exercise of the UK bail-in power by the relevant UK resolution authority):
•
change the stated maturity of the principal amount or any interest amounts of any debt security;

•
reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any debt security;

•
reduce the amount of principal on any original issue discount security;

•
change any obligation to pay Additional Amounts;

•
change the currency of payment of the principal amount of, premium or interest on any debt security;

•
impair the right to institute suit for the enforcement of any payment due and payable;

•
in the case of the dated subordinated debt securities only, change the subordination provisions of any series of the dated subordinated debt securities;

•
reduce the percentage in aggregate principal amount of outstanding debt securities of the series necessary to modify or amend the relevant indenture or to waive compliance with certain provisions of the relevant indenture and any past Event of Default, (as such term is defined in the relevant indenture); or

•
modify the above requirements or requirements regarding waiver of past defaults.

Dated Subordinated Debt Securities — Subordination, Defaults and Events of Default
The dated subordinated debt securities will be our direct, unsecured and subordinated obligations, and the dated subordinated debt securities of a series will rank pari passu without any preference among themselves. Our obligations pursuant to the dated subordinated debt securities will be subordinate in right of payment in full of all claims of our senior creditors other than claims which are by their terms, or are expressed to be, subordinated to, or pari passu with, the dated subordinated debt securities as described below under “— Subordination.”
The maturity of the dated subordinated debt securities will be subject to acceleration only in the event of our winding up or if an effective resolution is validly adopted by our shareholders for our winding up. See “— Defaults and Events of Default” below.

Subordination
The rights of holders of dated subordinated debt securities will, in the event of our winding up (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of us, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of the holders and (ii) do not provide that the dated subordinated debt securities shall thereby become redeemable or repayable in accordance with the terms of the dated subordinated debt securities), be subordinated in right of payment in full to claims of our senior creditors other than claims which are by their terms, or are expressed to be, subordinated to the dated subordinated debt securities or pari passu therewith. The subordination provisions of the dated subordinated debt securities indenture, and to which the dated subordinated debt securities will be subject, will be governed by, and construed in accordance with, the laws of England and Wales.
Defaults and Events of Default
Unless otherwise provided in a prospectus supplement with respect to dated subordinated debt securities of a series, subject to certain exceptions, it will be an event of default only if an order is made by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up or an effective resolution is validly adopted by our shareholders for our winding up (in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency). If an event of default occurs and is continuing with respect to a series of dated subordinated debt securities (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of us, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of holders and (ii) do not provide that the dated subordinated debt securities shall thereby become redeemable or repayable in accordance with the terms of the dated subordinated debt securities), the trustee may, and if so requested by the holders of not less than 25% in principal amount of the outstanding dated subordinated debt securities of such series will, declare the principal amount (or, in the case of original issue discount securities, the accreted face amount) together with accrued interest, if any, with respect to the dated subordinated debt securities of such series due and payable immediately, by a notice in writing to us (and to the trustee if given by the holder or holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.
At any time after such a declaration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding dated subordinated debt securities of such series, by written notice to us and the trustee, may rescind or annul such declaration of acceleration and its consequences, but only if:
•
we have paid to or deposited with the trustee a sum sufficient to pay:

•
the principal of (and premium, if any, on) any dated subordinated debt securities of such series which have become due otherwise than by such declaration of acceleration and any due and payable interest, and overdue interest, if any, thereon at the rate or rates prescribed therefor in such dated subordinated debt securities and

•
all sums paid or advanced by the trustee pursuant to the dated subordinated debt securities indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•
any other events of default with respect to any series of the dated subordinated debt securities have been cured or waived.

No such rescission or annulment shall affect any subsequent default or impair any right consequent thereon.
Unless otherwise provided in a prospectus supplement with respect to any series of dated subordinated debt securities and subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to dated subordinated debt securities of a series if:

•
we fail to pay any installment of interest upon any dated subordinated debt security of such series and such default continues for 14 days; or

•
we fail to pay the principal of (or premium, if any, on) any dated subordinated debt security of such series at its maturity and such failure continues for 14 days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up; provided that the trustee may not, upon the occurrence of a default on the dated subordinated debt securities, accelerate the maturity of any of the dated subordinated debt securities of the relevant series.
Notwithstanding the foregoing, failure to make any payment in respect of a series of dated subordinated debt securities will not be a default in respect of such debt securities if such payment is withheld or refused:
•
in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•
in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days by independent legal advisers acceptable to the trustee, provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 14 days after the trustee gives written notice to us informing us of such resolution.
No Set-off
Subject to applicable law, no holder of the dated subordinated debt securities may exercise, claim or plead any right of set-off, counterclaim, compensation or retention in respect of any amount owed to it by the Issuer arising under or in connection with the dated subordinated debt securities and each holder of the dated subordinated debt securities shall, by virtue of being the holder of any dated subordinated debt security, be deemed to have waived all such rights of set-off, counterclaim, compensation or retention. Notwithstanding the preceding sentence, if, on the winding up or administration of the Issuer, any of the amounts owing to any holder of the dated subordinated debt securities by the Issuer is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay the Issuer an amount equal to the amount of such discharge or, in the event of its winding-up or administration, the liquidator or administrator, as appropriate of the Issuer for payment to the senior creditors in respect of amounts owing to them by the Issuer, and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer, or the liquidator or administrator, as appropriate of the Issuer, for payment to the senior creditors in respect of amounts owing to them by the Issuer and accordingly any such discharge shall be deemed not to have taken place.
Senior Debt Securities — Status, Defaults and Events of Default
Status of the Senior Debt Securities
The senior debt securities will constitute our direct, unconditional, unsubordinated and unsecured obligations ranking pari passu, without preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except such obligations as are preferred by operation of law.
Defaults and Event of Default
Unless otherwise provided in a prospectus supplement with respect to senior debt securities of a series, subject to certain exceptions, it will be an “Event of Default” only if an order is made or entered by an English court which is not successfully appealed within 30 days after the date such order was made or entered for our winding up or an effective resolution is validly adopted by our shareholders for our winding up (in either case, other than in connection with a scheme of amalgamation or reconstruction not involving bankruptcy or insolvency). If an event of default occurs and is continuing with respect to a series of senior debt securities (except in any such case for a solvent winding-up solely for the purpose of a merger, reconstruction or amalgamation of us, the terms of which reorganization, reconstruction or amalgamation (i) have previously been approved in writing by a majority of holders and (ii) do not provide that the senior debt securities shall thereby become redeemable or repayable in accordance with their terms), the trustee may, and if so requested by the holders of not less than 25% in principal amount of the outstanding senior debt securities of such series will, declare the principal amount (or in the case of original discount securities, the accreted face amount) of such series of senior debt securities together with accrued interest, if any, with respect to the senior debt securities of such series due and payable immediately, by a notice in writing to us (and to the trustee if given by the holder or holders), and upon any such declaration such principal amount (or specified amount) of such series of senior debt securities shall become immediately due and payable.
Subject to the paragraph below relating to circumstances in which a relevant failure will not be a default, it will be a default with respect to a series of senior debt securities if:
•
we fail to pay any installment of interest upon any senior debt security of such series and such default continues for 14 days; or

•
we fail to pay the principal of any senior debt security of such series at their maturity and such failure continues for 14 days.

If a default occurs, the trustee may institute proceedings in England (but not elsewhere) for our winding up; provided that the trustee may not, upon the occurrence of a default on the senior debt securities of a series, accelerate the maturity of any principal, interest or other amount in respect of any of the senior debt securities of such series (except in a winding up as provided above).
Notwithstanding the foregoing, failure to make any payment in respect of a series of senior debt securities will not be a default in respect of such series of senior debt securities if such payment is withheld or refused:
•
in order to comply with any fiscal or other law or regulation or with the order of any court of competent jurisdiction, in each case applicable to such payment; or

•
in case of doubt as to the validity or applicability of any such law, regulation or order, in accordance with advice given as to such validity or applicability at any time during the said grace period of 14 days by independent legal advisers acceptable to the trustee, provided, however, that the trustee may, by notice to us, require us to take such action (including but not limited to proceedings for a declaration by a court of competent jurisdiction) as the trustee may be advised in an opinion of counsel, upon which opinion the trustee may conclusively rely, is appropriate and reasonable in the circumstances to resolve such doubt, in which case, we will forthwith take and expeditiously proceed with such action and will be bound by any final resolution of the doubt resulting therefrom. If any such resolution determines that the relevant payment can be made without violating any applicable law, regulation or order then the preceding sentence will cease to have effect and the payment will become due and payable on the expiration of the relevant grace period of 14 days after the trustee gives written notice to us informing us of such resolution.
No Set-off
Subject to applicable law, no holder of the senior debt securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under or in connection with the senior debt securities or the indenture (or between the obligations under or in respect of any senior debt securities and any liability owed by a holder to us), and each holder of senior debt securities shall, by virtue of being the holder of any senior debt securities, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any holder of senior debt securities by us is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay us an amount equal to the amount of such discharge or, in the event of our winding-up or administration, the liquidator or administrator, as appropriate, and, until such time as payment is made, shall hold an amount equal to such amount in trust for us, or the liquidator or administrator, as appropriate and accordingly any such discharge shall be deemed not to have taken place.
Limitation of Remedies
The holder or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default with respect to the series, except a default in respect of the payment of interest, if any, or principal of (or premium, if any) or payments on any debt security or a covenant or provision of the applicable indenture which cannot be modified or amended without the consent of each holder of debt securities of such series. The holders shall provide written notice to the trustee of such waiver.
Subject to the provisions of the relevant indenture relating to the duties of the trustee, if an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee will be under no obligation to any holder or holders of the debt securities of the series, unless they have offered reasonable indemnity or security satisfactory to the trustee.
The indentures provide that the trustee will, within 90 days after the occurrence of an Event of Default of which a responsible officer of the trustee has written notice with respect to the debt securities of any series known to it, give to each holder of the debt securities of the affected series notice of the Event of Default unless the Event of Default has been cured or waived. However, the trustee shall be protected in withholding notice if it determines in good faith that withholding notice is in the interest of the holders.
We are required to furnish to the trustee annually a statement as to our compliance with all conditions and covenants under the indentures.
Nothing in the foregoing shall (i) prevent the trustee from proving in any winding-up or administration of the Issuer and/or claiming in any liquidation of the Issuer not instituted by the trustee, or (ii) impair the right of any holder to receive payment of principal, premium or interest on such holder’s senior debt securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s senior debt securities.
Consolidation, Merger and Sale of Assets; Assumption
We may, without the consent of the holders of any of the debt securities, consolidate or amalgamate with, merge into or transfer or lease our property and assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of England and Wales, the laws of any member state of the European Union (as the same may be constituted from time to time), the laws of any state of the United States, the laws of any province of Canada, the laws of Australia or the laws of New Zealand, that assumes, by a supplemental indenture, our obligations on the debt securities and under the indentures, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.
Subject to applicable law and regulation, a holding company of us or any of our wholly-owned subsidiaries (the “successor entity”) may assume our obligations under the debt securities of any series without the consent of any holder; provided, that:
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the successor entity expressly assumes such obligations by an amendment to the relevant indenture, in a form satisfactory to the trustee, and we, by an amendment to the relevant indenture, unconditionally guarantee all of such successor entity’s obligations under the debt securities of such series and the relevant indenture, as so modified by such amendment;

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the successor entity confirms in such amendment to the relevant indenture that any Additional Amounts under the debt securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the taxing jurisdiction of the Issuer, rather than taxes imposed by the taxing jurisdiction in which the successor entity is incorporated; and
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immediately after giving effect to such assumption of obligations, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, with respect to the debt securities of such series shall have occurred and be continuing.

The successor entity that assumes our obligations will also be entitled to redeem the debt securities of the relevant series in the circumstances described in “— Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation which occurs after the date of the assumption.
An assumption of our obligations under the debt securities of any series might be deemed for U.S. federal income tax purposes to be an exchange of those debt securities for new debt securities by each beneficial owner, resulting in a recognition of taxable gain or loss for those purposes and possibly certain other adverse tax consequences described below under the heading “Certain Tax Considerations — Certain U.S. Federal Income Tax Considerations — Substitution of the Issuer.” You should consult your tax advisor regarding the U.S. federal, state and local income tax consequences of an assumption.
Governing Law
Except as stated above, each indenture and the debt securities of each series will be governed by and construed in accordance with the laws of the State of New York. See “Subordinated Debt Securities — Subordination, Defaults and Events of Default.”
Notices
All notices to holders of registered debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.
The Trustee
Citibank, N.A., 388 Greenwich Street, New York, New York 10013, United States, is the trustee under the indentures. The trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the trustee is under no obligation to exercise any of the powers vested in it by the indentures at the request of any holder of securities, unless offered indemnity satisfactory to it by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with Citibank, N.A. in the ordinary course of our business.
Consent to Service of Process
Under the indentures, we designate C T Corporation System at 28 Liberty Street, in the Borough of Manhattan, The City of New York, New York, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

DESCRIPTION OF THE CAPITAL SECURITIES
The following description sets forth certain general terms and provisions of the capital securities to which any prospectus supplement may relate. The particular terms of each series of capital securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the capital securities so offered will be described in the prospectus supplement relating to those capital securities. As used in this description, the holder of a capital security is, with respect to a capital security in registered form, the registered owner of that capital security.
When we refer to “capital securities” in this prospectus, we mean subordinated unsecured capital securities of the Issuer. Capital securities offered through this prospectus will be issued under a capital securities indenture between the Issuer and The Bank of New York Mellon (the “capital securities trustee”) (as successor to Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to an agreement of resignation, appointment and acceptance dated as of September 20, 2018, among the Issuer, the capital securities trustee and Wells Fargo), dated as of April 18, 2017 (the “capital securities indenture”). The capital securities indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the capital securities indenture include those provisions made part of the capital securities indenture by reference to the TIA.
The following summaries of the material provisions of the capital securities and the capital securities indenture do not purport to be complete and are qualified in their entirety by reference to all the provisions of the capital securities indenture, including the definitions of certain terms which are provided in the capital securities indenture. Wherever particular defined terms of the capital securities indenture are referred to and those terms are not defined in this prospectus, such defined terms shall have the meanings assigned in the capital securities indenture and are incorporated by reference into this prospectus.
For the avoidance of doubt, each reference to “holder,” “holders” and “you” will also be deemed to include the beneficial owners of the capital securities.
General
The capital securities are not deposits and are not insured or guaranteed by the U.S. Federal Deposit Insurance Corporation or any other government agency of the United States, the United Kingdom or any other country.
The capital securities will constitute direct, unsecured and subordinated obligations of the Issuer and rank pari passu, without any preference among themselves. The rights and claims of the holders of capital securities against the Issuer are subordinated in a winding-up or administration of the Issuer in accordance with the provisions of the capital securities indenture.
The capital securities indenture does not limit the amount of capital securities that we may issue. We may issue capital securities in one or more series. The relevant prospectus supplement for any particular series of capital securities will describe the terms of the offered capital securities, including some or all of the following terms:
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their specific title, authorized denomination and aggregate principal amount;

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the interest rate or rates, or how to calculate the interest rate or rates and the date or dates from which interest, if any, will accrue, the date or dates on which interest will be due or the manner of determination of such date, and the record date for the interest payments;

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the price or prices at which they will be issued;

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whether the capital securities of the series are intended to qualify as capital for capital adequacy purposes;

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the ranking of the capital securities of the series relative to the debt and equity that we issued, including to what extent it may rank junior in right of payment to other of the our obligations or in any other manner;

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the date or dates, if any, on which the principal of (and premium, if any, on) the capital securities of the series is payable and whether the capital securities of the series are perpetual securities with no scheduled stated maturity with respect to the payment of the principal and premium, if any, the capital securities of the series;
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the place at which any principal and interest rate payments are payable and the paying agent who will be authorized to pay such principal and interest payments;

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the circumstances, if any, for the cancellation of all or a portion of any interest payment at our discretion or otherwise, and the limitations, if any, on our ability to pay principal or interest in respect of the capital securities, including situations whereby we may be prohibited from making such payments;

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whether we will pay any premium, upon redemption or otherwise in respect of the capital securities;

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the terms of any redemption, including the amount of any premium, any repayment, prepayment or sinking fund provisions and the portion of the principal amount of capital securities of any series which is redeemable, or the method by which such portion will be calculated;

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any additional conditions applicable to payment of any principal or interest on capital securities of any series;

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the currency or currencies in which they are denominated and in which we will make any payments;

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any restrictions that apply to the offer, sale and delivery of and the exchange of one form for capital securities for another form;

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whether and under what circumstances, if other than those described in this prospectus, we will pay Additional Amounts (as defined below);

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provisions relating to the exercise of the UK bail-in power by the relevant UK resolution authority;

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whether we will issue the capital securities wholly or partially as one or more global capital securities;

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what conditions must be satisfied before we will issue the capital securities in definitive form;

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if the amounts of payments of principal, interest or premium, if any, may be determined with reference to an index or are otherwise not fixed on their original issue date, the date or dates and the method by which the calculation agent (identified in the prospectus supplement) will be determined;

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any other categories or default covenants applicable to any capital securities, and the relevant terms if they are different from the terms in the capital securities indenture; and

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any listing on a securities exchange.

In addition, the prospectus supplement will describe certain U.S. federal and UK tax considerations that may apply to any particular series of capital securities.
We may, without the consent of the holders of the capital securities of any series, issue additional capital securities, having the same ranking and same interest rate and other terms as the capital securities previously issued; provided however that if such additional capital securities are treated as debt of the Issuer for U.S. federal income tax purposes then such additional capital securities shall be issued under a separate CUSIP, Common Code and/or ISIN number unless the additional capital securities would be issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series, or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes. Any additional capital securities having such similar terms, together with the capital securities previously issued, will constitute a single series of capital securities under the relevant indenture.
Form of Capital Securities; Book-Entry System
General
Unless the relevant prospectus supplement states otherwise, the capital securities shall initially be represented by one or more global securities in registered form, without coupons attached, and will be deposited with or on behalf of one or more depositary, including, without limitation, The Depository Trust

Company (“DTC”), Euroclear Bank S.A./N.V. (“Euroclear Bank”), as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream Luxembourg”), and will be registered in the name of such depositary or its nominee. Unless and until the capital securities are exchanged in whole or in part for other securities that we issue or the global securities are exchanged for definitive securities, the global securities may not be transferred except as a whole by the depositary to a nominee or a successor of the depositary.
The capital securities may be accepted for clearance by DTC, Euroclear and Clearstream Luxembourg. Unless the relevant prospectus supplement states otherwise, the initial distribution of the capital securities will be cleared through DTC only. In such event, beneficial interests in the global capital securities will be shown on, and transfers thereof will be effected only through, the book-entry records maintained by DTC and its direct and indirect participants, including, as applicable, Euroclear and Clearstream Luxembourg.
The laws of some states may require that certain investors in securities take physical delivery of their securities in definitive form. Those laws may impair the ability of investors to own interests in book-entry securities.
So long as the depositary, or its nominee, is the holder of a global capital security, the depositary or its nominee will be considered the sole holder of such global capital security for all purposes under the capital securities indenture. Except as described below under the heading “— Issuance of Definitive Capital Securities,” no participant, indirect participant or other person will be entitled to have capital securities registered in its name, receive or be entitled to receive physical delivery of capital securities in definitive form or be considered the owner or holder of the capital securities under the capital securities indenture. Each person having an ownership or other interest in capital securities must rely on the procedures of the depositary, and, if a person is not a participant in the depositary, must rely on the procedures of the participant or other securities intermediary through which that person owns its interest to exercise any rights and obligations of a holder under the capital securities indenture or the capital securities.
Payments on the Global Capital Security
Payments of any amounts in respect of any global capital securities will be made by the capital securities trustee to the depositary. Payments will be made to beneficial owners of capital securities in accordance with the rules and procedures of the depositary or its direct and indirect participants, as applicable. Neither we, nor the capital securities trustee nor any of our agents will have any responsibility or liability for any aspect of the records of any securities intermediary in the chain of intermediaries between the depositary and any beneficial owner of an interest in a global capital security, or the failure of the depositary or any intermediary to pass through to any beneficial owner any payments that we make to the depositary.
The Clearing Systems
DTC, Euroclear and Clearstream Luxembourg have advised us as follows:
DTC.   DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant.
Euroclear.   Euroclear holds securities and book-entry interests in securities for its participants and facilitates the clearance and settlement of securities transactions between its participants and between its participants and participants of certain other securities settlement systems through electronic book-entry changes in accounts of such participants or through other securities intermediaries. Euroclear provides its participants various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and related services. Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Financial Services and Markets Authority (L’Autorité des Services et Marchés Financiers) and the National Bank of Belgium (Banque Nationale de Belgique). Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the capital securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.
Clearstream Luxembourg.   Clearstream Luxembourg is a duly licensed bank incorporated under the laws of Luxembourg and organized as a société anonyme and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among its customers through electronic book-entry transfers between the accounts of its customers, thereby eliminating the need for physical movement of securities certificates. Clearstream Luxembourg provides other services to its customers, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries through established depositary and custodial relationships. Clearstream Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream Luxembourg system is also available to others that clear through Clearstream Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream Luxembourg is an indirect participant in DTC. Clearstream Luxembourg has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream Luxembourg and Euroclear. Distributions with respect to the capital securities held beneficially through Clearstream Luxembourg are credited to cash accounts of Clearstream Luxembourg customers in accordance with its rules and procedures, to the extent received by Clearstream Luxembourg.
Issuance of Definitive Securities
So long as the depositary holds the global securities of a particular series of capital securities, such global securities will not be exchangeable for definitive securities of that series unless:
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(i) the depositary notifies us in writing that it is unwilling to or unable to continue as a depositary for the capital securities of such series or the capital securities, as the case may be, and we do not appoint a successor depositary within 90 days of such notification; (ii) DTC notifies us that it is unwilling or unable to continue to hold interests in the capital securities of such series, or (iii) if at any time DTC is unable to or ceases to be eligible as a “clearing agency” registered under the Exchange Act and a successor is not appointed within 90 days; or

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a capital securities Winding-Up Event (as defined below) has occurred and is continuing and the registrar has received a request from the depositary.

Each person having an ownership or other interest in a debt security must rely exclusively on the rules or procedures of the depositary as the case may be, and any agreement with any direct or indirect participant of the depositary, including Euroclear or Clearstream Luxembourg and their participants, as applicable, or any other securities intermediary through which that person holds its interest, to receive or direct the delivery of possession of any definitive security. The capital securities indenture permits us to determine at any time and in our sole discretion that capital securities shall no longer be represented by global securities. DTC has advised us that, under its current practices, it would notify its participants of our request, but will only withdraw beneficial interests from the global securities at the request of each DTC participant. We would issue definitive certificates in exchange for any such beneficial interests withdrawn.
Unless otherwise specified in the prospectus supplement, definitive capital securities will be issued in registered form only. To the extent permitted by law, we, the capital securities trustee and any paying agent shall be entitled to treat the person in whose name any definitive security is registered as its absolute owner.

Payments in respect of each series of definitive securities will be made to the person in whose name the definitive securities are registered as it appears in the register for that series of capital securities. Payments will be made in respect of definitive capital securities by check drawn on a bank in New York or, if the holder requests, by transfer to the holder’s account in New York. Definitive securities should be presented to the paying agent for redemption.
If we issue definitive capital securities of a particular series in exchange for a particular global capital security, the depositary, as holder of that global capital security, will surrender it against receipt of the definitive capital securities, cancel the book-entry capital securities of that series, and distribute the definitive capital securities of that series to the persons and in the amounts that the depositary specifies pursuant to the internal procedures of such depositary.
If definitive securities are issued in the limited circumstances described above, those securities may be transferred in whole or in part in denominations of any whole number of securities upon surrender of the definitive securities certificates together with the form of transfer, duly completed and executed, at the specified office of a paying agent. If only part of a securities certificate is transferred, a new securities certificate representing the balance not transferred will be issued to the transferor within three business days after the paying agent receives the certificate. The new certificate representing the balance will be delivered to the transferor by uninsured post at the risk of the transferor, to the address of the transferor appearing in the records of the paying agent. The new certificate representing the capital securities that were transferred will be sent to the transferee within three business days after the paying agent receives the certificate transferred, by uninsured post at the risk of the holder entitled to the capital securities represented by the certificate, to the address specified in the form of transfer.
Settlement
Initial settlement for each series of capital securities and settlement of any secondary market trades in the capital securities will be made in same-day funds. Book-entry capital securities held through DTC will settle in DTC’s Same-Day Funds Settlement System.
Payments
We will make any payments of interest, principal and premium, if any, on any particular series of capital securities on the dates and, in the case of payments of interest, at the rate or rates, that we set out in, or that are determined by the method of calculation described in, the relevant prospectus supplement.
Currency
To the extent that holders of the capital securities are entitled to any recovery with respect to the capital securities in any bankruptcy, winding up or liquidation, it is unclear whether such holders would be entitled in such proceedings to a recovery in dollars and may be entitled only to a recovery in pounds sterling, and, as a general matter, the right to claim for any amounts payable on capital securities may be limited by applicable insolvency law.
Payments Subject to Fiscal Laws
All payments are subject in all cases to (i) any applicable fiscal or other laws, regulations and directives in the place of payment, but without prejudice to the “— Additional Amounts” or “— Covenants” provisions below, and (ii) any withholding or deduction required pursuant to FATCA.
Additional Amounts
Unless the relevant prospectus supplement provides otherwise, all payments of principal and interest in respect of the capital securities will be made without withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatsoever nature imposed or levied by or on behalf of the country in which we are organized, or any political subdivision of the same or authority therein or thereof having power to tax (the “taxing jurisdiction”), unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, in respect of the payment of any interest on (but not, for the avoidance of doubt, in respect of any principal of), the capital securities, we will pay such additional amounts (for purposes of the capital securities only, “Additional Amounts”) as may be necessary in order that the net amounts receivable by the holders after such withholding or deduction shall equal the amounts which would have been receivable in respect of such interest on their capital securities in the absence of any requirement to make such withholding or deduction, except that no such Additional Amounts shall be payable in relation to any such tax, duty, assessment, governmental charge, deduction or withholding which:
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would not be payable or due but for the fact that the holder or beneficial owner is domiciled in, or is a national or resident of, or engaging in business or maintaining a permanent establishment or being physically present in, the taxing jurisdiction, or otherwise has some connection or former connection with the taxing jurisdiction other than the holding or ownership of a capital security, or the collection of principal or interest payments on, or the enforcement of, a capital security;

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would not be payable or due but for the fact that the certificate representing the relevant capital securities (x) is presented for payment more than thirty (30) days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amount on presenting the same for payment at the close of such thirty (30)-day period or (y) is presented for payment in the taxing jurisdiction;

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is imposed in respect of a holder that is not the sole beneficial owner of the principal or the interest, or a portion of either, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or the beneficial owner of such payment would not have been entitled to an Additional Amount had the beneficiary, settlor, beneficial owner or member been the actual holder of such capital security;

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would not have been imposed if presentation for payment of the certificate representing the relevant capital securities had been made to a paying agent other than the paying agent to which the presentation was made;

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is imposed because of the failure to comply by the holder or the beneficial owner of any payment on such capital securities with a request from us addressed to the holder or the beneficial owner, including a written request from us related to a claim for relief under any applicable double tax treaty (x) to provide information concerning the nationality, residence, identity or connection with a taxing jurisdiction of the holder or the beneficial owner or (y) to make any declaration or other similar claim to satisfy any information or reporting requirement, if the information or declaration is required or imposed by a statute, treaty, regulation, ruling or administrative practice of the taxing jurisdiction as a precondition to exemption from withholding or deduction of all or part of the tax, duty, assessment or other governmental charge;

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is imposed in respect of any estate, inheritance, gift, sale, transfer, personal property, wealth or similar tax, duty assessment or other governmental charge, or

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is imposed in respect of any combination of the above items.

Any amounts to be paid by us in respect of the capital securities will be paid net of any deduction or withholding imposed or required pursuant to FATCA, and we will not be required to pay Additional Amounts on account of FATCA.
Whenever we refer in this prospectus and any prospectus supplement, in any context, to the payment of the principal of (and premium, if any) or interest or other payment on, or in respect of, any debt security of any series we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.
Covenants
The United Kingdom (or any political subdivision thereof or therein having the power to tax) may require us to withhold or deduct amounts from payments of principal or interest on the capital securities, for taxes or other governmental charges. If such a withholding or deduction is required, we may be required to pay additional amounts such that the net amount paid to holders of the capital securities, after such deduction or withholding, equals the amount that would have been payable had no such withholding or deduction been required.
As provided in “— Payments Subject to Fiscal Laws,” all payments in respect of the capital securities will be made subject to any withholding or deduction required pursuant to FATCA, and we shall not be required to pay additional amounts with respect to the principal of, interest and any other payments on, the capital securities on account of any such deduction or withholding required pursuant to FATCA.
We can legally release ourselves from any payment or other obligations on the capital securities, except for various obligations described below, if all capital securities of such series that have been authenticated and delivered (other than capital securities which have been destroyed, lost or stolen and which have been replaced or paid and capital securities for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the capital securities trustee for cancellation.
The capital securities indenture does not contain any covenants or other provisions designed to protect holders of the capital securities against a reduction in our creditworthiness in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the capital securities, including, among other things, through the incurrence of additional indebtedness.
Agreement with Respect to the Exercise of UK Bail-in Power
Notwithstanding any other term of the capital securities, the capital securities indenture or any other agreements, arrangements, or understandings between the Issuer and any holder of capital securities, by its acquisition of the capital securities, each holder of capital securities (including each holder of a beneficial interest in the capital securities) acknowledges, accepts, agrees to be bound by and consents to: (a) the effect of the exercise of the UK bail-in power by the relevant UK resolution authority whether or not imposed with prior notice, that may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the Amounts Due; (ii) the conversion of all, or a portion, of the Amounts Due on the capital securities into shares, other securities or other obligations of the Issuer or another person (and the issue to or conferral on the holders of capital securities of such shares, securities or obligations), including by means of an amendment, modification or variation of the terms of the capital securities; (iii) the cancellation of the capital securities; (iv) the amendment or alteration of the maturity of the securities or amendment of the amount of interest payable on the capital securities, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and (b) the variation of the terms of the capital securities, if necessary, to give effect to the exercise of the UK bail-in power by the relevant UK resolution authority.
For these purposes, “Amounts Due” are the principal amount of, and accrued but unpaid interest, including any Additional Amounts (as defined in “Description of the Debt Securities — Additional Amounts”) due on, the debt securities. References to principal and interest will include payments of principal and interest that have become due and payable but which have not been paid, prior to the exercise of any UK bail-in power by the relevant UK resolution authority.
As used in this prospectus, the “UK bail-in power” is any write-down, conversion, transfer, modification, or suspension power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom, relating to the transposition of the BRRD, including but not limited to the Banking Act, and the instruments, rules and standards created thereunder, pursuant to which: (i) any obligation of a regulated entity (or other affiliate of such regulated entity) can be reduced, cancelled, modified, or converted into shares, other securities, or other obligations of such regulated entity or any other person (or suspended for a temporary period); and (ii) any right in a contract governing an obligation of a regulated entity may be deemed to have been exercised.
A reference to a “regulated entity” is to any BRRD undertaking as such term is defined under the PRA Rulebook promulgated by the PRA, as amended from time to time, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies and a reference to the “relevant UK resolution authority” is to the Bank of England or any other authority with the ability to exercise a UK bail-in power.

No Amounts Due on the capital securities, will become due and payable or be paid after the exercise of any UK bail-in power by the relevant UK resolution authority if and to the extent such Amounts Due have been reduced, converted, cancelled, amended or altered as a result of such exercise.
By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities), to the extent permitted by the TIA, will waive any and all claims, in law and/or in equity, against the capital securities trustee for, agree not to initiate a suit against the capital securities trustee in respect of, and agree that the capital securities trustee will not be liable for, any action that the capital securities trustee takes, or abstains from taking, in either case in accordance with the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities.
Upon the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities, we will provide a written notice to the holders of the capital securities through DTC as soon as practicable regarding such exercise of the UK bail-in power. We will also deliver a copy of such notice to the capital securities trustee for information purposes.
Neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion thereof into another security or obligation of the Issuer or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the Issuer, nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities will be an Event of Default (as defined in the capital securities indenture) with respect to such capital securities.
By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities) acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the TIA.
By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities) acknowledges and agrees that, upon the exercise of the UK bail-in power by the relevant UK resolution authority, (a) the capital securities trustee will not be required to take any further directions from the holders of capital securities with respect to any portion of the capital securities that are written-down, converted to equity and/or cancelled under Section 5.12 (Control by Holders) of the capital securities indenture, and (b) the capital securities indenture will not impose any duties upon the capital securities trustee whatsoever with respect to the exercise of any UK bail-in power by the relevant UK resolution authority. Notwithstanding the foregoing, if, following the completion of the exercise of the UK bail-in power by the relevant UK resolution authority, the capital securities remain outstanding (for example, if the exercise of the UK bail-in power results in only a partial write-down of the principal of the capital securities), then the capital securities trustee’s duties under the capital securities indenture shall remain applicable with respect to the capital securities following such completion to the extent that the Issuer and the capital securities trustee shall agree pursuant to another supplemental indenture or an amendment to the capital securities indenture; provided, however, that notwithstanding the exercise of the UK bail-in power by the relevant UK authority, so long as any capital securities remain outstanding, there will at all times be a capital securities trustee for the capital securities in accordance with the capital securities indenture, and the resignation and/or removal of the capital securities trustee and the appointment of a successor capital securities trustee will continue to be governed by the capital securities indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the capital securities remain outstanding following the completion of the exercise of the UK bail-in power.
By its acquisition of the capital securities, each holder of the capital securities (including each holder of a beneficial interest in the capital securities) shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds such capital securities to take any and all necessary action, if required, to implement the exercise of any UK bail-in power with respect to such capital securities as it may be imposed, without any further action or direction on the part of such holder or the capital securities trustee. In addition, the exercise of the UK bail-in power may require that interests in the capital securities be held and/or other actions implementing the UK bail-in power to be taken, as the case may be, through clearing systems, intermediaries or persons other than DTC.

For a discussion of certain risk factors relating to the UK bail-in power, see “Risk Factors Relating to the Securities.”
Redemption
Any terms of the redemption of any series of capital securities, whether at our option or upon the occurrence of certain circumstances (including, but not limited to, the occurrence of certain tax or regulatory events), will be set forth in the relevant prospectus supplement.
Modification and Waiver
We and the capital securities trustee may make certain modifications and amendments of the applicable indenture with respect to any series of capital securities without the consent of the holders of the capital securities, including, to the extent necessary, to give effect to the exercise by the relevant UK resolution authority of the UK bail-in power, including the bail-in consent. Other modifications and amendments may be made to the capital securities indenture with the consent of the holder or holders of not less than a majority in aggregate outstanding principal amount of the capital securities of the series outstanding under the capital securities indenture that are affected by the modification or amendment, voting as one class. However, no modifications or amendments may be made without the consent of the holder of each capital security affected that would (unless such modification or amendment is a result of the exercise of the UK bail-in power by the relevant UK resolution authority):
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change the stated maturity of the principal or any interest amount of any capital security or change the terms of any capital security to include a stated maturity;

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reduce the principal amount of, the interest rates, or any premium payable upon the redemption of, or the payments with respect to any capital security;

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change any obligation to pay Additional Amounts;

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change the currency of payment of the principal amount of, premium, if any, or interest on any capital security;

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impair the right to institute suit for the enforcement of any payment due and payable;

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reduce the percentage in aggregate principal amount of outstanding capital securities of the series necessary to modify or amend the capital securities indenture or to waive compliance with certain provisions of the capital securities indenture and any past default, (as such term is defined in the capital securities indenture);

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modify the above requirements or requirements regarding waiver of past defaults; or

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change in any manner adverse to the interests of the holders of any capital securities the subordination provisions of the capital securities or the terms and conditions of our obligations in respect thereof.

Subordination
Payment of the principal of (and premium, if any) and interest, if any, on a series of capital securities will be subordinated to the claims of the holders of certain of our other present and future obligations to the extent and in the manner described in the relevant prospectus supplement. The subordination provisions will be governed by, and construed in accordance with, the laws of England and Wales.
Defaults; Limitation of Remedies
Winding-up Event
Subject to the subordination provisions set forth under “— Subordination”, if a Winding-up Event occurs before the occurrence of an Automatic Write Down (as defined below), the principal amount of the capital securities will become immediately due and payable, without the need of any further action on the part of the capital securities trustee, the holders or any other person.

A “Winding-up Event” with respect to the capital securities will result if:
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a court of competent jurisdiction in England (or such other jurisdiction in which we may be organized) makes an order for our winding-up which is not successfully appealed within thirty (30) days of the making of such order;

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our shareholders adopt an effective resolution for our winding-up (other than, in the case of either this clause or the immediately preceding clause, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency); or

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following our appointment of an administrator, the administrator gives notice that it intends to declare and distribute a dividend.

For these purposes, an “Automatic Write Down” means the irrevocable and automatic (without the need for the consent of holders of the capital securities) write-down of the full principal amount of the capital securities to zero and the cancellation of all accrued and unpaid interests and the cancellation of the capital securities on the business day immediately following the determination by us that a loss absorption event has occurred.
A “loss absorption event” will occur if we determine at any time that the common equity Tier 1 capital ratio of the Santander UK group is less than 7%.
“Capital Rules” means at any time the regulations, requirements, guidelines and policies relating to capital resources requirements or capital adequacy then in effect and applicable to the Santander UK group (including, without limitation, CRD IV, and any regulations, requirements, guidelines and policies of the Regulator as may from time to time be applicable to the Santander UK group).
“CRD IV” means (i) the Capital Requirements Directive, (ii) the Capital Requirements Regulation and (iii) any legislation or regulatory technical standards made under or pursuant to powers conferred by (i) or (ii).
“Capital Requirements Directive” means Directive 2013/36/EU of the European Parliament and of the Council on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms dated June 26, 2013, as amended or replaced from time to time.
“Capital Requirements Regulation” means Regulation (EU) No 575/2013 of the European Parliament and of the Council on prudential requirements for credit institutions and investment firms dated June 26, 2013, as amended or replaced from time to time.
“Common equity Tier 1” means, at any time, the sum, expressed in pounds sterling, of all amounts that constitute common equity Tier 1 Capital of the Santander UK group as at such time, less any deductions from common equity Tier 1 capital required to be made as at such time, in each case as calculated on a consolidated basis in accordance with the then prevailing Capital Rules but without taking into account any transitional, phasing in or similar provisions.
“Common equity tier 1 capital ratio” means the ratio of common equity tier 1 of the Santander UK group as at such time to the Risk Weighted Assets of the Santander UK group at the same time, expressed as a percentage.
“Risk Weighted Assets” means, as at any time, the aggregate amount, expressed in pounds sterling, of the risk weighted assets of the Santander UK group as at such time, as calculated on a consolidated basis in accordance with the then prevailing Capital Rules but without taking into account any transitional, phasing in or similar provisions, and where the term “risk weighted assets” means the risk weighted assets or total risk exposure amount, as calculated in accordance with the then prevailing Capital Rules.
“Tier 1 Capital” has the meaning given to it in the Capital Rules.
Non-payment Event
If we fail to pay any principal that has become due and payable under the capital securities for a period of seven calendar days, the capital securities trustee may provide us with a written notice of such failure. If within a period of seven calendar days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-payment Event”), the capital securities trustee may, at its discretion in accordance with the capital securities indenture, and without further notice to us, institute proceedings in England (or such other jurisdiction in which we may be organized) (but not elsewhere) for our winding-up and/or prove in our winding-up and/or claim in our liquidation or administration. For the avoidance of doubt, if we cancel any interest payment in respect of any interest payment date or if such interest payment is deemed to have been cancelled (in each case, in whole or in part), then such interest payment shall not be due and payable in respect of such interest payment date, and no Non-payment Event under the capital securities shall occur or be deemed to have occurred as a result of such cancellation or deemed cancellation (in each case, in whole or in part).
Limited Remedies for Breach of Obligations (Other than Non-payment)
In addition to the remedies for a Non-payment Event, the capital securities trustee may without further notice institute such proceedings against us as it may deem fit to enforce any term, obligation or condition binding upon us under the capital securities or the capital securities indenture (other than any of our payment obligations under, or arising from, the capital securities or the capital securities indenture, including payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”); provided the sole and exclusive remedy that the capital securities trustee (acting on behalf of the holders) and/or the holders may seek under the capital securities or the capital securities indenture is specific performance under the laws of the State of New York; provided further that to the extent any judgment or other award given in such proceedings requires the payment of money by us, whether by way of damages or otherwise (a “Monetary Judgment”), the capital securities trustee (acting on behalf of the holders) and/or the holders may not enforce, and will not be entitled to enforce, or otherwise claim such Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration. For the avoidance of doubt, any breach by us of any Performance Obligation will not confer upon the capital securities trustee (acting on behalf of the holders) and/or the holders any claim other than specific performance and we will not be obliged to pay any sum or sums, in cash or otherwise (including damages), as a consequence of the institution of any such proceedings, except where a holder proves any Monetary Judgment in our winding up or administration.
By its acquisition of the capital securities, each holder (which, for these purposes, includes each beneficial owner) will acknowledge and agree that
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the sole and exclusive remedy that such holder (or beneficial owner) and/or the capital securities trustee (acting on its behalf) may seek under the capital securities or the capital securities indenture for a breach by us of a Performance Obligation is specific performance under the laws of the State of New York,

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such holder (or beneficial owner) will not (and waives any right to) seek, and will not (and waives any right to) direct the capital securities trustee (acting on its behalf) to seek, any other remedy against us in respect of any breach by us of a Performance Obligation,

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such holder (or beneficial owner) will not (and waives any right to) enforce, and will not be entitled to enforce (and waives any such entitlement), or otherwise claim (and waives any other right to claim) a Monetary Judgment against us, except by proving such Monetary Judgment in our winding up or administration and

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to the extent permitted by the TIA, such holder (or beneficial owner) will waive any and all claims, in law and/or in equity, against the capital securities trustee for, and agree not to initiate a suit, against the capital securities trustee in respect of, and agree that the capital securities trustee will not be liable for, any action that the capital securities trustee takes, or abstains from taking, in connection with such holder’s (or beneficial owner’s) right to enforce a Performance Obligation in accordance with the terms of the capital securities indenture.

We are required to furnish to the capital securities trustee annually a statement as to our compliance with all conditions and covenants under the capital securities indenture.
No Other Remedies
Other than the limited remedies specified in this section “— Defaults; Limitation of Remedies,” no remedy against us will be available to the capital securities trustee (acting on behalf of the holders) or to the holders, whether for the recovery of amounts owing in respect of such capital securities or under the capital securities indenture, or in respect of any breach by us of any of our obligations under, or in respect of, the terms of such capital securities or the capital securities indenture in relation thereto; provided that notwithstanding the limitations on remedies specified in this section “— Defaults; Limitation of Remedies,” (i) the capital securities trustee will have such powers as are required to be authorized to it under the TIA in respect of the rights of the holders under the provisions of the capital securities indenture, and (ii) nothing will impair the right of a holder under the TIA, absent such holder’s consent, to sue for any payment due but unpaid with respect to the capital securities; provided further that, in the case of (i) and (ii), any payments in respect of, or arising from, the capital securities, including any payments or amounts resulting or arising from the enforcement of any rights under the TIA in respect of the capital securities, will be subject to the subordination provisions set forth under “— Subordination.”
No Set-off
Subject to applicable law, no holder of the capital securities may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by the Issuer arising under or in connection with the capital securities or the capital securities indenture, and each holder of the capital securities shall, by virtue of being the holder of any capital security, be deemed to have waived all such rights of set-off, compensation or retention. Notwithstanding the preceding sentence, if any of the amounts owing to any holder of the capital securities by the Issuer is discharged by set-off, such holder shall, unless such payment is prohibited by law, immediately pay an amount equal to the amount of such discharge to the Issuer or, in the event of its winding-up or administration, the liquidator or administrator, as appropriate of the Issuer for payments to the senior creditors in respect of amounts owing to them by the Issuer, and, until such time as payment is made, shall hold an amount equal to such amount in trust for the Issuer, or the liquidator or administrator, as appropriate of the Issuer (as the case may be), for payment to the senior creditors in respect of amounts owing to them by the Issuer and accordingly any such discharge shall be deemed not to have taken place.
Defaults
A “default” will occur (i) upon the occurrence of a Winding-up Event that occurs before an Automatic Write Down, (ii) upon the occurrence of a Non-payment Event or (iii) upon a breach by us of a Performance Obligation.
Under the terms of the capital securities indenture and the capital securities, neither a reduction or cancellation, in part or in full, of the Amounts Due, the conversion of the capital securities into another security or obligation of us or another person, as a result of the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to us, nor the exercise of the UK Bail-in Power by the Relevant UK Resolution Authority with respect to the capital securities will be a default. As a result, the holders will not have the right to request that the capital securities trustee declare an acceleration solely due to the occurrence of a reduction or cancellation, in part or in full, of the Amounts Due, the conversion of the capital securities into another security or obligation of us or another person, as a result of the exercise of the UK bail-in power by the relevant UK resolution authority with respect to us, or the exercise of the UK bail-in power by the relevant UK resolution authority with respect to the capital securities.
Waiver of Past Defaults
Holders of not less than a majority of the aggregate principal amount of the capital securities then outstanding may on behalf of all holders waive any past default that results from a breach by us of a Performance Obligation; provided that (i) a default in respect of a Performance Obligation, the modification or amendment of which would require the consent of each holder affected by it or (ii) any past default that results from a Winding-up Event or a Non-payment Event, in either case, will require the waiver of each holder affected by such default.
Upon the occurrence of any waiver of a default described in the immediately preceding paragraph, such default will cease to exist, and any default with respect to any series of capital securities arising therefrom will be deemed to have been cured and not to have occurred for any purpose under the capital securities indenture; provided that no such waiver will extend to any subsequent or other default or impair any right consequent thereon.
Consolidation, Merger and Sale of Assets; Assumption
We may, without the consent of the holders of any of the capital securities, consolidate or amalgamate with, merge into or transfer or lease our property and assets substantially as an entirety to any person, provided that any successor corporation formed by any consolidation or amalgamation, or any transferee or lessee of our assets, is a company organized under the laws of England and Wales, the laws of any member state of the European Union (as the same may be constituted from time to time), the laws of any state of the United States, the laws of any province of Canada, the laws of Australia or the laws of New Zealand, that assumes, by a supplemental indenture, our obligations on the capital securities and under the capital securities indenture, and we procure the delivery of a customary officer’s certificate and legal opinion providing that the conditions precedent to the transaction have been complied with.
Subject to applicable law and regulation, a successor entity may assume our obligations under the capital securities of any series without the consent of any holder; provided, that:
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the successor entity expressly assumes such obligations by an amendment to the capital securities indenture, in a form satisfactory to the capital securities trustee, and we, by an amendment to the capital securities indenture, unconditionally guarantee (such guarantee to be given on a basis consistent with the ranking of the capital securities of such series) all of such successor entity’s obligations under the capital securities of such series and the relevant indenture, as so modified by such amendment;

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the successor entity confirms in such amendment to the capital securities indenture that any Additional Amounts under the capital securities of the series will be payable in respect of taxes imposed by the jurisdiction in which the successor entity is incorporated, subject to exceptions equivalent to those that apply to any obligation to pay Additional Amounts in respect of taxes imposed by the taxing jurisdiction of the Issuer, rather than taxes imposed by the taxing jurisdiction in which the successor entity is incorporated; and

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immediately after giving effect to such assumption of obligations, no Winding-up Event and no event which, after notice or lapse of time or both, would become an Winding-up Event, with respect to the capital securities of such series shall have occurred and be continuing.

The successor entity that assumes our obligations will also be entitled to redeem the capital securities of the relevant series in the circumstances described in “— Redemption” above with respect to any change or amendment to, or change in the application or official interpretation of, the laws or regulations (including any treaty) of the successor entity’s jurisdiction of incorporation which occurs after the date of the assumption.
Governing Law
Except as stated above, the capital securities indenture and the capital securities of each series will be governed by and construed in accordance with the laws of the State of New York. See “— Subordination.”
Notices
All notices to holders of registered capital securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the capital securities trustee.
The Capital Securities Trustee
The Bank of New York Mellon, 240 Greenwich Street, Floor 7E, New York, New York 10286, United States is the capital securities trustee under the capital securities indenture. The capital securities trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the TIA. Subject to the provisions of the TIA, the capital securities trustee is under no obligation to exercise any of the powers vested in it by the capital securities indenture at the request of any holder of securities, unless offered indemnity satisfactory to it by the holder against the costs, expense and liabilities which might be incurred thereby. We and certain of our subsidiaries may maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon in the ordinary course of our business.
Consent to Service of Process
Under the capital securities indenture, we designate C T Corporation System at 28 Liberty Street, in the Borough of Manhattan, The City of New York, New York, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the capital securities indenture or any capital securities brought in any federal or state court in The City of New York, New York and we irrevocably submit to the jurisdiction of those courts.

CERTAIN TAX CONSIDERATIONS
Certain U.S. Federal Income Tax Considerations
The following is a summary of certain U.S. federal income tax considerations that may be relevant to a holder of a debt security or capital security that is a citizen or resident of the United States or a domestic corporation or that otherwise is subject to U.S. federal income taxation on a net income basis in respect of the debt security or capital security (a “U.S. holder”). This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change. This summary deals only with U.S. holders that will hold debt securities or capital securities as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold debt securities or capital securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or persons that have a “functional currency” other than the U.S. dollar, entities taxed as partnerships or the partners therein, persons that own (or are treated as owning for U.S. federal income tax purposes) 10% or more of our equity by vote or value. U.S. expatriates, or nonresident alien individuals present in the United States for more than 182 days in a taxable year. In addition, this summary does not address any aspects of the Medicare contribution tax on net investment income, the alternative minimum tax, or the special timing rules prescribed under section 451(b) of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”). Any special U.S. federal income tax considerations relevant to a particular issue of debt securities or capital securities (including any considerations relevant to debt securities or capital securities denominated in currencies other than the U.S. dollar, or capital securities that are not perpetual) will be provided in the applicable prospectus supplement.
Investors should consult their own tax advisors in determining the tax consequences to them of holding debt securities or capital securities, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, non-U.S. or other tax laws.
Characterization of the Dated Subordinated Securities and certain Senior Debt Securities
No statutory, judicial or administrative authority directly addresses the characterization of dated subordinated debt securities or senior debt securities of the Issuer, or instruments similar to such debt securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. tax consequences of an investment in the debt securities are uncertain. The Issuer expects, however, absent a change in law and depending on the precise terms of any issuance, that it is more likely than not that the dated subordinated debt securities will be treated as debt instruments for U.S. federal income tax purposes, and that any of the Issuer’s senior debt securities should be treated as debt instruments for U.S. federal income tax purposes.
The Issuer will indicate in the applicable prospectus supplement any debt securities the Issuer’s intended characterization of the debt securities for U.S. federal income tax purposes. In general, under the Code, the characterization of an instrument for U.S. tax purposes as debt or equity of a corporation by its issuer as of the time of issuance is binding on a holder unless the holder discloses on its tax return that it is taking an inconsistent position. The Issuer’s characterization, however, is not binding on the U.S. Internal Revenue Service (the “IRS”). The following discussion assumes that the dated subordinated debt securities and any of the Issuer’s senior debt securities will be treated as debt instruments for U.S. federal income tax purposes.
Debt Securities
Payments of Interest
Payments of “qualified stated interest” (as defined below under “Original Issue Discount”) on a debt security will be taxable to a U.S. holder as ordinary income at the time that such payments are accrued or are received (in accordance with the U.S. holder’s method of tax accounting).

Payments of interest and additional amounts on debt securities will be treated as foreign source income for the purposes of calculating a U.S. holder’s foreign tax credit limitation and such income generally will constitute “passive category income” or, in the case of certain U.S. holders, “general category income.” U.S. holders should consult their own tax advisors regarding the availability of a foreign tax credit under their particular circumstances.
Purchase, Sale and Retirement of Debt Securities
A U.S. holder’s tax basis in a debt security generally will equal the cost of such debt security to such holder, increased by any amounts includible in income by the holder as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such debt security.
Upon the sale, exchange or retirement of a debt security, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued qualified stated interest, which will be taxable as such) and the U.S. holder’s tax basis in such debt security.
Except as discussed below with respect to market discount and short-term debt securities (as defined below), gain or loss recognized by a U.S. holder generally will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of disposition. Long-term capital gains recognized by an individual holder generally are subject to tax at a lower rate than short-term capital gains or ordinary income.
Write-down by the relevant UK resolution authority on the exercise of a UK bail-in power
As discussed above in the risk factor entitled “Under the terms of the debt securities and the capital securities, investors will agree to be bound by and consent to the exercise of any UK bail-in power by the relevant UK resolution authority”, the relevant UK resolution authority may take certain actions in respect of the debt securities, including the write-down and cancellation of some or all of the principal and/or accrued interest on the debt securities. No statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of such a write-down, including whether a U.S. holder would be entitled to a deduction for loss at the time it occurs. U.S. holders may, for example, be required to wait to take a deduction until there is an actual or deemed sale, exchange or other taxable disposition of the remaining debt securities for which recognition of losses is permitted under the Code. U.S. holders of the debt securities should consult their own tax advisers regarding the tax consequences to them of a write-down of their debt securities by the relevant UK resolution authority.
Original Issue Discount
If the Issuer issues debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or greater than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity (the “de minimis threshold”), the debt securities will be “OID debt securities.” U.S. holders of OID debt securities generally will be subject to the special tax accounting rules for obligations issued with original issue discount (“OID”) provided by the Code, and certain regulations promulgated thereunder (the “OID Regulations”). U.S. holders of such debt securities should be aware that, as described in greater detail below, they generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.
In general, each U.S. holder of an OID debt security, whether such holder uses the cash or the accrual method of tax accounting, will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that the U.S. holder owns the debt security. The daily portions of OID on an OID debt security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an OID debt security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. In the case of an initial holder, the amount of OID on an OID debt security allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the OID debt security at the beginning of the accrual period by the yield to maturity of such OID debt security (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest (as defined below) allocable to that accrual period. The yield to maturity of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of such debt security. The “adjusted issue price” of an OID debt security at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to such debt security in all prior accrual periods. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually during the entire term of an OID debt security at a single fixed rate of interest or, subject to certain conditions, based on one or more interest indices. In the case of an OID debt security that bears interest at a floating rate, both the “yield to maturity” and “qualified stated interest” will generally be determined for these purposes as though the OID debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to the interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.) As a result of this “constant yield” method of including OID in income, the amounts includible in income by a U.S. holder in respect of an OID debt security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.
A U.S. holder generally may make an irrevocable election to include in its income its entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by such U.S. holder for such debt security) under the constant-yield method described above. For debt securities purchased at a premium or bearing market discount in the hands of the U.S. holder, the U.S. holder making such election will also be deemed to have made the election (discussed below in “— Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.
A subsequent U.S. holder of an OID debt security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or an initial U.S. holder that purchases an OID debt security at a price other than the debt security’s issue price, also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if the U.S. holder acquires the OID debt security at a price greater than its adjusted issue price, such holder is required to reduce its periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.
Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID Regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” such debt security will be subject to special rules (the “Contingent Payment Regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“Contingent Debt Obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.
Certain of the debt securities may be subject to special redemption features, as indicated in the applicable prospectus supplement. Debt securities containing such features, in particular OID debt securities, may be subject to special rules that differ from the general rules discussed above. Purchasers of debt securities with such features should carefully examine the applicable prospectus supplement and should consult their own tax advisors with respect to such debt securities since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the purchased debt securities.

Premium and Market Discount
A U.S. holder of a debt security that purchases the debt security at a cost greater than its remaining redemption amount (as defined in the third preceding paragraph) will be considered to have purchased the debt security at a premium, and may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by the U.S. holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder that elects to amortize such premium must reduce its tax basis in a debt security by the amount of the premium amortized during its holding period. OID debt securities purchased at a premium will not be subject to the OID rules described above. With respect to a U.S. holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. holder’s tax basis when the debt security matures or is disposed of by the U.S. holder. Therefore, a U.S. holder that does not elect to amortize such premium and that holds the debt security to maturity generally will be required to treat the premium as capital loss when the debt security matures.
If a U.S. holder of a debt security purchases the debt security at a price that is lower than its remaining redemption amount, or in the case of an OID debt security, its adjusted issue price, by at least 0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount” in the hands of such U.S. holder. In such case, gain realized by the U.S. holder on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while held by such U.S. holder. In addition, the U.S. holder could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of such debt security, or, at the election of the holder, under a constant-yield method.
A U.S. holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If a U.S. holder elects to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.
Short-Term Debt Securities
The rules set forth above will also generally apply to debt securities having maturities of not more than one year (“short-term debt securities”), but with certain modifications.
First, the OID Regulations treat none of the interest on a short-term debt security as qualified stated interest. Thus, all short-term debt securities will be OID debt securities. OID will be treated as accruing on a short-term debt security ratably, or at the election of a U.S. holder, under a constant yield method.
Second, a U.S. holder of a short-term debt security that uses the cash method of tax accounting and is not a bank, securities dealer, regulated investment company or common trust fund, and does not identify the short-term debt security as part of a hedging transaction, will generally not be required to include OID in income on a current basis. Such a U.S. holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, such a U.S. holder will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period the U.S. holder held the debt security. Notwithstanding the foregoing, a cash-basis U.S. holder of a short-term debt security may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the debt security under the rules described below. If the U.S. holder elects to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.
An accrual-basis U.S. holder and certain cash-basis U.S. holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a short-term debt security in income on a current basis. Alternatively, a U.S. holder of a short-term debt security can elect to accrue the “acquisition discount,” if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the short-term debt security’s stated redemption price at maturity (i.e., all amounts payable on the short-term debt security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the U.S. holder, under a constant-yield method based on daily compounding.
Finally, the market discount rules will not apply to a short-term debt security.
Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments
The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. holders of any Contingent Debt Obligations will be provided in the applicable prospectus supplement.
Capital Securities
U.S. Tax Status of Capital Securities; Payments of Interest
Capital securities will be treated as equity of the Issuer for U.S. federal income tax purposes. Accordingly, interest payments with respect to a capital security will be treated as distributions on the stock of the Issuer and as dividends to the extent paid out of the current or accumulated earnings and profits of the Issuer, as determined under U.S. federal income tax principles. Because the Issuer does not expect to maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions paid to U.S. holders generally will be reported as dividends for U.S. federal income tax purposes.
Subject to certain exceptions for short-term and hedged positions, dividends received by certain non-corporate U.S. holders will be subject to taxation at preferential rates if the dividends are “qualified dividends.” Interest received with respect to capital securities will be qualified dividends if (i) either (A) the Issuer is eligible for the benefits of a comprehensive income tax treaty with the United States that the IRS has approved for purposes of the qualified dividend rules, or (B) the capital securities are readily tradable on an established securities market in the United States, and (ii) the Issuer was not, in the year prior to the year in which the interest payment was made, and is not, in the year in which the interest payment is made, a passive foreign investment company (“PFIC”). The Issuer expects to be eligible for the benefits of the comprehensive income tax treaty between the United States and the UK (which has been approved by the IRS for the purposes of the qualified dividend rules). Based on the Issuer’s financial statements, the composition of its income and assets, and the value of its assets, the Issuer believes that it was not a PFIC for U.S. federal income tax purposes with respect to its 2020 taxable year. In addition, based on its financial statements and its current expectations regarding the value and nature of its assets and the sources and nature of its income, the Issuer does not anticipate becoming a PFIC for its 2021 taxable year, and the foreseeable future. Accordingly, subject to certain exceptions for short-term and hedged positions, the Issuer expects that the dividends received by non-corporate U.S. holders will generally be subject to taxation at preferential rates. However, the Issuer’s PFIC status is a factual determination that is made on an annual basis. Because the Issuer’s PFIC status for any taxable year will depend on the manner in which it operates its business, the composition of its income and assets and the value of its assets from time to time, including goodwill, there can be no assurance that the Issuer will not be a PFIC for any taxable year. In particular, although the Issuer considers itself to be actively engaged in an active business, it is not entirely clear how certain of its income will be treated for purposes of the PFIC rules. Certain of its income may be treated as passive income, unless such income is eligible for an exception under the Code for certain income derived in the active conduct of a banking business (the “Active Banking Exception”), and related assets may be considered passive assets unless the Active Banking Exception applies. The Issuer believes that the Active Banking Exception, as interpreted by Treasury regulations, including recently proposed Treasury regulations (the “Proposed Regulations”), should apply to treat such income and related assets as active, but such treatment is not certain. Moreover, while the Proposed Regulations permit taxpayers to rely on them, it is possible that the U.S. Department of the Treasury will not follow the approach of the Proposed Regulations when issuing final regulations, in which case the Active Banking Exception might not apply to the Issuer’s income and it is possible that the Issuer could be treated as a PFIC.
If, contrary to the conclusion above, the Issuer was a PFIC for U.S. federal income tax purposes, such treatment generally would result in adverse tax consequences to U.S. holders. U.S. holders should consult their tax advisers regarding the application of the PFIC rules to an investment in the capital securities.
Purchase, Sale and Retirement of Capital Securities
Upon the sale, exchange, redemption or other disposition of capital securities, including an Automatic Write Down, a U.S. holder generally will recognize gain or loss equal to the difference between (1) the amount realized on the disposition and (2) the U.S. holder’s adjusted tax basis in the capital securities. Such gain or loss will generally be U.S.-source long-term capital gain or loss if the U.S. holder has held the capital securities for more than one year. Net long-term capital gain recognized by certain non-corporate U.S. holders will generally be subject to taxation at preferential rates. The deductibility of capital losses is subject to limitations.
Substitution of the Issuer
The terms of the debt securities and capital securities provide that, in certain circumstances, the obligations of the issuer under the debt securities and capital securities may be assumed by another entity. Any such assumption might be treated for U.S. federal income tax purposes as a deemed disposition of debt securities or capital securities by a U.S. holder in exchange for new debt securities or capital securities issued by the new obligor. As a result of this deemed disposition, a U.S. holder could be required to recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the issue price of the new debt securities (as determined for U.S. federal income tax purposes) or fair market value of the capital securities, and the U.S. holder’s tax basis in the debt securities or capital securities, as applicable.
Foreign Financial Asset Reporting
Certain U.S. holders that own “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000 on the last day of the taxable year or $75,000 at any time during the taxable year are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities and capital securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. U.S. holders that fail to report the required information could be subject to substantial penalties. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. Prospective investors should consult their own tax advisers concerning the application of these rules to their investment in the debt securities and capital securities, including the application of the rules to their particular circumstances.
Information Reporting and Backup Withholding
Information returns will be required to be filed with the IRS with respect to payments made to certain U.S. taxpayers of debt securities or capital securities. In addition, certain U.S. taxpayers may be subject to backup withholding tax in respect of such payments if they do not provide their taxpayer identification numbers to the applicable withholding agent. Persons holding debt securities or capital securities who are not U.S. taxpayers may be required to comply with applicable certification procedures to establish that they are not U.S. taxpayers in order to avoid the application of such information reporting requirements and backup withholding tax. The amount of any backup withholding from a payment to a U.S. or non-U.S. taxpayer will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act
As a result of FATCA and related intergovernmental agreements, holders of the debt securities or capital securities may be required to provide information and tax documentation regarding their identities as well as that of their direct and indirect owners and this information may be reported to the IRS or other relevant tax authorities. It is also possible that payments on the debt securities and capital securities that are “foreign passthru payments” may be subject to a withholding tax of 30%, although proposed Treasury regulations issued in 2018 provide that such withholding will not be effective before the date that is two years after the publication of final Treasury regulations defining the term “foreign passthru payment.” No Treasury regulations defining the term “foreign passthru payment” have been issued or proposed.”
The United Kingdom has entered into an intergovernmental agreement with the United States relating to FATCA (the “US — UK IGA”). Pursuant to the US — UK IGA and applicable UK regulations implementing the US — UK IGA, we may be required to comply with certain reporting requirements. Holders of the debt securities or capital securities therefore may be required to provide information and tax documentation regarding their identities, as well as that of their direct and indirect owners, and this information may be reported to the Commissioners for Her Majesty’s Revenue & Customs (“HMRC”), and ultimately, the IRS. We intend to comply with any applicable reporting requirements pursuant to the US — UK IGA and applicable UK regulations implementing the US — UK IGA to avoid FATCA withholding. Assuming the debt securities are treated as debt for U.S. federal income tax purposes and are not issued or materially modified after the applicable “grandfathering date,” payments on the debt securities that would otherwise be subject to FATCA withholding will not be subject to such withholding. The applicable “grandfathering date” is the date that is six months after the date on which final United States Treasury regulations defining the term “foreign passthru payment” are filed with the Federal Register.
If U.S. withholding tax were to be deducted or withheld from payments on the debt securities or capital securities as a result of a failure by an investor (or by an institution through which an investor holds the debt securities or capital securities) to provide information and tax documentation necessary for the Issuer to comply with FATCA, the US — UK IGA and applicable UK regulations implementing the US — UK IGA, neither the Issuer nor any Paying Agent nor any other person would, pursuant to the terms of the debt securities or capital securities, be required to pay additional amounts as a result of the deduction or withholding of such tax.
FATCA is particularly complex and its application to us is uncertain at this time. Each prospective investor should consult its own tax adviser to obtain a more detailed explanation of FATCA and to learn how this legislation might affect each investor in its particular circumstance.
Certain United Kingdom Tax Considerations
The comments below, which are of a general nature and are based on the Issuer’s understanding of current UK law and H.M. Revenue & Customs practice, describe only the UK withholding tax treatment of payments of interest in respect of the debt securities and the power of H.M. Revenue & Customs to obtain information and disclose that information to other tax authorities. They are not exhaustive. They do not deal with any other UK taxation implications of acquiring, holding or disposing of debt securities. Prospective holders of debt securities who are in any doubt as to their tax position or who may be subject to tax in a jurisdiction other than the UK are strongly advised to consult their own professional advisers.
1.
So long as the debt securities are and continue to be admitted to trading on a “recognized stock exchange” within the meaning of section 1005 of the Income Tax Act 2007, payment of interest on the debt securities may be made without withholding or deduction for or on account of income tax.

2.
In other cases, absent any other relief or exemption (such as a direction by H.M. Revenue & Customs that interest may be paid without withholding or deduction for or on account of tax to a specified holder following an application by that holder under an applicable double tax treaty), an amount must generally be withheld on account of income tax at the basic rate (currently 20%) from payments of interest on the debt securities.

3.
If interest is paid under deduction of UK income tax (for example, if the debt securities cease to be listed on a recognized stock exchange), debt security holders who are not resident in the UK may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.
4.
The interest paid on the debt securities will have a UK source and accordingly may be chargeable to UK tax by direct assessment. In this event, where the interest is paid without withholding or deduction, the interest will not be assessed to UK tax in the hands of holders of the debt securities (other than certain trustees) who are not resident for tax purposes in the UK, except where such persons carry on a trade, profession or vocation in the UK through a UK branch or agency or, in the case of corporate holders, carry on a trade through a permanent establishment in the UK, in each case being a trade, profession, vocation or permanent establishment in connection with which the interest is received or to which the debt securities are attributable; in such a case tax may be levied on the UK branch, agency or permanent establishment. There are exemptions for interest received by certain categories of agents (such as some brokers and investment managers).

5.
The above description of the UK withholding tax position assumes that there will be no substitution of the Issuer and does not consider the tax consequences of any such substitution.

6.
Where debt securities are issued on terms that a premium is or may be payable on redemption, as opposed to being issued at a discount, then it is possible that any such element of premium may constitute a payment of interest and be subject to withholding on account of income tax as outlined in the preceding paragraphs.

7.
Where debt securities are issued at an issue price of less than 100% of their principal amount, any payments in respect of the accrued discount element on any such debt securities will not be made subject to any withholding or deduction for or on account of income tax.

Power of H.M. Revenue & Customs to obtain information and disclose that information to other tax authorities
8.
H.M. Revenue & Customs have powers to obtain information, including in relation to interest or payments treated as interest and payments derived from securities. This may include details of the beneficial owners of the debt securities (or the persons for whom the debt securities are held), details of the persons to whom payments derived from the debt securities are or may be paid and information in connection with transactions relating to the debt securities. Information obtained by H.M. Revenue & Customs may be provided to tax authorities in other jurisdictions.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
General
The Issuer may sell all or part of the securities from time to time on terms determined at the time such securities are offered for sale to or through underwriters or through selling agents. The Issuer may also sell such securities directly to other purchasers. The names of any such underwriters or selling agents in connection with the offer and sale of any series of securities will be set forth in the accompanying prospectus supplement relating thereto.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If the Issuer uses underwriters in the sale of such securities, they will acquire those securities for their own account and such securities may be resold from time to time in one or more transactions. Such securities may be offered to the public either through underwriting syndicates represented by managing underwriters or underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters’ obligations to purchase securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of such securities if any of such securities are purchased.
In connection with the sale of securities, the underwriters may receive compensation from the Issuer or from purchasers of securities for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions received by them from the Issuer and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such compensation received from the Issuer will be described in the accompanying prospectus supplement.
Underwriters, dealers, selling agents and other persons may be entitled, under agreements which may be entered into with the Issuer, to indemnification by the Issuer against certain civil liabilities, including liabilities under the Securities Act.
Each series of securities will be a new issue of securities with no established trading market. In the event that securities of a series offered hereunder are not listed on a national securities exchange, certain broker-dealers may make a market in such securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any broker-dealer will make a market in the securities of any series or as to the liquidity of the trading market for such securities.
Selling Restrictions
The EEA and UK selling restrictions set forth below are in addition to any other selling restrictions set out in the accompanying prospectus supplement.
EEA
In relation to each Member State of the European Economic Area (each, a “Relevant State”), each underwriter, dealer or agent in connection with an offering of securities will represent and agree that it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the prospectus supplement in relation thereto to the public in that Relevant State,except that it may make an offer of such securities to the public in that Relevant State:
(a)
at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)
at any time to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by the Issuer for any such offer; or

(c)
at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided, that no such offer of securities referred to in (a) to (c) above shall require the Issuer or any underwriter, dealer or agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, or to supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities and the expression “Prospectus Regulation” means Regulations (EU) 2017/1129, as amended.
Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to EEA retail investors,” each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.
United Kingdom
Any underwriter, dealer or agent in connection with an offering of securities will be required to represent and agree that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any securities in, from or otherwise involving the UK.

In relation to the UK, each underwriter, dealer or agent in connection with an offering of securities will represent and agree that it has not made and will not make an offer of securities which are the subject of theoffering contemplated by this prospectus as completed by the prospectus supplement in relation thereto to the public in the UK except that it may make an offer of such securities to the public in the UK:
(a)
at any time to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the UK subject to obtaining the prior consent of the relevant underwriter, dealer or agent nominated by the us for any such offer; or

(c)
at any time in any other circumstances falling within section 86 of the FSMA,

provided that no such offer of securities referred to in (a) to (c) above shall require us or any underwriter, dealer or agent to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”).
For the purposes of this provision, the expression “an offer of securities to the public in relation to any securities” means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Where the applicable prospectus supplement includes a section entitled “Prohibition of sales to UK retail investors,” each underwriter will represent and agree that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by the applicable prospectus supplement to any retail investor in the UK. For the purposes of this provision: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.
Conflicts of Interest
Santander Investment Securities Inc. (“SIS”), an affiliate of ours, may be a managing underwriter, underwriter, market maker or agent in connection with any offer or sale of the securities. To the extent an initial offering of the securities will be distributed by SIS, each such offering of securities will be conducted in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of securities who is an affiliate of us will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
In addition, SIS may use this prospectus in connection with offers and sales related to market-making activities. SIS may act as principal or agent in any of these transactions. These sales will be made at negotiated prices related to the prevailing market prices at the time of sale.
Market-Making Resales
This prospectus may be used by SIS in connection with offers and sales of the senior debt securities in market-making transactions. In a market-making transaction, SIS may resell a senior debt security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, SIS may act as principal, or agent, including as agent for the counterparty in a transaction in which SIS acts as principal, or as agent for both counterparties in a transaction in which SIS does not act as principal. SIS may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.
The aggregate initial offering price specified on the cover of the accompanying prospectus supplement relates to the initial offering of the securities described in the prospectus supplement. This amount does not include senior debt securities sold in market-making transactions. The latter include senior debt securities to be issued after the date of this prospectus, as well as securities previously issued.
We do not expect to receive any proceeds from market-making transactions. We do not expect that SIS or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.
Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.
Unless we or any agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.
Matters Relating to Initial Offering and Market-Making Resales
Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list a particular series of securities on a securities exchange or quotation system. We have been advised by SIS that it intends to make a market in the senior debt securities, and any underwriters to whom we sell securities for public offering or broker-dealers may also make a market in those securities, dated subordinated debt securities or capital securities. However, neither SIS nor any underwriter or broker-dealer that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the securities.
Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
In this prospectus or any accompanying prospectus supplement, the terms “this offering” means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

LEGAL OPINIONS
Cleary Gottlieb Steen & Hamilton LLP, our U.S. counsel, and Slaughter and May, our English solicitors, will pass upon certain legal matters relating to the debt securities to be offered hereby.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended 31 December 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8.   Indemnification of Directors and Officers
Except as hereinafter set forth, there is no provision of the Articles of Association, or any contract, arrangement or statute under which any director or officer of the registrant is insured or indemnified in any manner against any liability that he may incur in his capacity as such.
Deeds of Indemnity
Santander UK Group Holdings plc (“the Company”) has entered into Deeds of Indemnity with (a) certain directors of the Company, (b) certain directors of its subsidiaries (as defined in section 1159 of the Companies Act 2006, as amended, and including any modification or re-enactment of it for the time being in force), (c) certain directors of other companies where such person has been nominated in writing by the Company as its representative on the board of such Companies for the time being, (d) the Company Secretary of the Company and/or certain Associated Companies (as defined in section 256 of the Companies Act 2006, as amended, and including any modification or re-enactment of it for the time being in force) and (e) certain persons employed by the Company and/or its subsidiaries for the time being who are approved by the PRA and FCA to perform a PRA or FCA designated Senior Management Function under the Senior Managers Regime (as amended from time to time) (together referred to as the “beneficiaries” of the indemnities). Directors of the Company who have not entered into Deeds of Indemnity with the Company, and who are also directors on the board of the Company’s wholly-owned subsidiary Santander UK plc, have otherwise entered into Deeds of Indemnity with Santander UK plc. Subject to the provisions of the relevant Deeds of Indemnity, the Company (or, if applicable, Santander UK plc) shall, to the fullest extent permitted by law and without prejudice to any other indemnity to which the beneficiary may otherwise be entitled, indemnify the beneficiary in respect of all claims, actions and proceedings, whether civil, criminal or regulatory (“Claims”), and any losses, damages, penalties, liabilities, compensation or other awards arising in connection with any such Claims (“Liabilities”) in connection with, the exercise of, or failure to exercise, any of the beneficiaries’ powers, duties or responsibilities in his capacity as beneficiary.
Article 79 of Santander UK Group Holdings plc’s Articles of Association provides:
“79.1Subject to the provisions of the Act, the Company may:
79.1.1indemnify to any extent any person who is or was a director, or a director of an associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company; or
79.1.2indemnify to any extent any person who is or was a director of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him) against any liability incurred by him in connection with the Company’s activities as trustee of an occupational pension scheme.
79.2Companies are associated if one is a subsidiary of the other or both are subsidiaries of the same body corporate.”
Article 80 of Santander UK Group Holdings plc’s Articles of Association provides:
“Subject to the provisions of the Act, the Company may purchase and maintain insurance for any person who is or was a director, or a director of any associated company, against loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to the Company or any associated company.”

The relevant provisions of the Companies Act of 2006 (referred to as the Act in Articles 79 and 80 of the Company’s Articles of Association) are sections 205, 206, 232, 233, 234, 235, 236, 237, 238, 463 and 1157. Section 205 provides:
“(1)   Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc) for anything done by a company — (a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him — (i) in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (ii) in connection with an application for relief (see subsection (5)), or (b) to enable any such director to avoid incurring such expenditure, if it is done on the following terms.
(2)   The terms are — (a) that the loan is to be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged, in the event of — (i) the director being convicted in the proceedings, (ii) judgment being given against him in the proceedings, or (iii) the court refusing to grant him relief on the application; and (b) that it is to be so repaid or discharged not later than — (i) the date when the conviction becomes final, (ii) the date when the judgment becomes final, or (iii) the date when the refusal of relief becomes final.
(3)   For this purpose a conviction, judgment or refusal of relief becomes final — (a) if not appealed against, at the end of the period for bringing an appeal; (b) if appealed against, when the appeal (or any further appeal) is disposed of.
(4)   An appeal is disposed of — (a) if it is determined and the period for bringing any further appeal has ended, or (b) if it is abandoned or otherwise ceases to have effect.
(5)   The reference in subsection (1)(a)(ii) to an application for relief is to an application for relief under — section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”
Section 206 provides:
“Approval is not required under section 197, 198, 200 or 201 (requirement of members’ approval for loans etc) for anything done by a company — (a) to provide a director of the company or of its holding company with funds to meet expenditure incurred or to be incurred by him in defending himself — (i) in an investigation by a regulatory authority, or (ii) against action proposed to be taken by a regulatory authority, in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the company or an associated company, or (b) to enable any such director to avoid incurring such expenditure.”
Section 232 provides:
“(1)   Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
(2)   Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by — (a) section 233 (provision of insurance), (b) section 234 (qualifying third party indemnity provision), or (c) section 235 (qualifying pension scheme indemnity provision).
(3)   This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.
(4)   Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.”

Section 233 provides:
“Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.”
Section 234 provides:
“(1)   Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.
(2)   Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company. Such provision is qualifying third party indemnity provision if the following requirements are met.
(3)   The provision must not provide any indemnity against — (a) any liability of the director to pay — (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director — (i) in defending criminal proceedings in which he is convicted, or (ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or (iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.
(4)   The references in subsection (3)(b) to a conviction, judgment or refusal of relief are to the final decision in the proceedings.
(5)   For this purpose — (a) a conviction, judgment or refusal of relief becomes final — (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of — (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.
(6)   The reference in subsection (3)(b)(iii) to an application for relief is to an application for relief under — section 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee), or section 1157 (general power of court to grant relief in case of honest and reasonable conduct).”
Section 235 provides:
“(1)   Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying pension scheme indemnity provision.
(2)   Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is qualifying pension scheme indemnity provision if the following requirements are met.
(3)   The provision must not provide any indemnity against — (a) any liability of the director to pay — (i) a fine imposed in criminal proceedings, or (ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (b) any liability incurred by the director in defending criminal proceedings in which he is convicted.
(4)   The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.
(5)   For this purpose — (a) a conviction becomes final — (i) if not appealed against, at the end of the period for bringing an appeal, or (ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and (b) an appeal is disposed of — (i) if it is determined and the period for bringing any further appeal has ended, or (ii) if it is abandoned or otherwise ceases to have effect.

(6)   In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c. 12) that is established under a trust.”
Section 236 provides:
“(1)   This section requires disclosure in the directors’ report of — (a) qualifying third party indemnity provision, and (b) qualifying pension scheme indemnity provision. Such provision is referred to in this section as “qualifying indemnity provision.”
(2)   If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.
(3)   If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.
(4)   If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.
(5)   If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force.”
Section 237 provides:
(1)   This section has effect where qualifying indemnity provision is made for a director of a company, and applies — (a) to the company of which he is a director (whether the provision is made by that company or an associated company), and (b) where the provision is made by an associated company, to that company.
(2)   That company or, as the case may be, each of them must keep available for inspection — (a) a copy of the qualifying indemnity provision, or (b) if the provision is not in writing, a written memorandum setting out its terms.
(3)   The copy or memorandum must be kept available for inspection at — (a) the company’s registered office, or (b) a place specified in regulations under section 1136.
(4)   The copy or memorandum must be retained by the company for at least one year from the date of termination or expiry of the provision and must be kept available for inspection during that time.
(5)   The company must give notice to the registrar — (a) of the place at which the copy or memorandum is kept available for inspection, and (b) of any change in that place, unless it has at all times been kept at the company’s registered office.
(6)   If default is made in complying with subsection (2), (3) or (4), or default is made for 14 days in complying with subsection (5), an offence is committed by every officer of the company who is in default.
(7)   A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.
(8)   The provisions of this section apply to a variation of a qualifying indemnity provision as they apply to the original provision.
(9)   In this section “qualifying indemnity provision” means — (a) qualifying third party indemnity provision, and (b) qualifying pension scheme indemnity provision.”

Section 238 provides:
“(1)   Every copy or memorandum required to be kept by a company under section 237 must be open to inspection by any member of the company without charge.
(2)   Any member of the company is entitled, on request and on payment of such fee as may be prescribed, to be provided with a copy of any such copy or memorandum. The copy must be provided within seven days after the request is received by the company.
(3)   If an inspection required under subsection (1) is refused, or default is made in complying with subsection (2), an offence is committed by every officer of the company who is in default.
(4)   A person guilty of an offence under this section is liable on summary conviction to a fine not exceeding level 3 on the standard scale and, for continued contravention, a daily default fine not exceeding one-tenth of level 3 on the standard scale.
(5)   In the case of any such refusal or default the court may by order compel an immediate inspection or, as the case may be, direct that the copy required be sent to the person requiring it.”
Section 463 provides:
“(1)   The reports and statements to which this section applies are — (za) the strategic report, (a) the directors’ report, (b) the directors’ remuneration report, (d) any separate corporate governance statement.
(2)   A director of a company is liable to compensate the company for any loss suffered by it as a result of — (a) any untrue or misleading statement in a report or statement to which this section applies, or (b) the omission from a report or statement to which this section applies of anything required to be included in it.
(3)   He is so liable only if — (a) he knew the statement to be untrue or misleading or was reckless as to whether it was untrue or misleading, or (b) he knew the omission to be dishonest concealment of a material fact.
(4)   No person shall be subject to any liability to a person other than the company resulting from reliance, by that person or another, on information in a report or statement to which this section applies.
(5)   The reference in subsection (4) to a person being subject to a liability includes a reference to another person being entitled as against him to be granted any civil remedy or to rescind or repudiate an agreement.
(6)   This section does not affect — (a) liability for a civil penalty, or (b) liability for a criminal offence.”
Section 1157 provides:
“(1)   If in proceedings for negligence, default, breach of duty or breach of trust against — (a) an officer of a company, or (b) a person employed by a company as auditor (whether he is or is not an officer of the company), it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.
(2)   If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default, breach of duty or breach of trust — (a) he may apply to the court for relief, and (b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.
(3)   Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.”
Item 9.   Exhibits
Number	Description
1.1	Form of Dated Subordinated Debt Securities Underwriting Agreement
1.2	Form of Senior Debt Securities Underwriting Agreement
1.3	Form of Capital Securities Underwriting Agreement
4.1	Dated Subordinated Debt Securities Indenture, dated as of April 18, 2017, between Santander UK Group Holdings plc, as issuer, and Citibank, N.A. (as successor to Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to an Agreement of Resignation, Appointment and Acceptance, dated as of April 19, 2021, among the Issuer, the trustee and Wells Fargo), as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.2	Form of Dated Subordinated Fixed Rate Debt Securities (incorporated by reference to Exhibit 4.2 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.3	Form of Dated Subordinated Floating Rate Debt Securities (incorporated by reference to Exhibit 4.3 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.4	Amended and Restated Senior Debt Securities Indenture, dated as of April 18, 2017, between Santander UK Group Holdings plc, as issuer, and Citibank, N.A. (as successor to Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to an Agreement of Resignation, Appointment and Acceptance, dated as of March 4, 2021, among the Issuer, the trustee and Wells Fargo), as trustee (incorporated by reference to Exhibit 4.4 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.5	Form of Senior Fixed Rate Debt Securities (incorporated by reference to Exhibit 4.5 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.6	Form of Senior Floating Rate Debt Securities (incorporated by reference to Exhibit 4.6 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.7	Capital Securities Indenture, dated as of April 18, 2017, between Santander UK Group Holdings plc, as issuer, and The Bank of New York Mellon (as successor to Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to an Agreement of Resignation, Appointment and Acceptance, dated as of September 20, 2018, among the Issuer, the capital securities trustee and Wells Fargo), as capital securities trustee (incorporated by reference to Exhibit 4.7 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)

Number	Description
4.8	First Supplemental Indenture, dated as of November 3, 2017 between the Issuer and the trustee, supplementing and amending the Amended and Restated Senior Debt Securities Indenture dated as of April 18, 2017 (incorporated by reference to Exhibit 4.8 of the Registrant’s Report on Form 6-K (File No. 001-37595), filed with the Securities and Exchange Commission on November 3, 2017)
4.9	Fourth Supplemental Indenture, dated as of August 21, 2020 between the Issuer and the trustee, supplementing and amending the Amended and Restated Senior Debt Securities Indenture dated as of April 18, 2017 (incorporated by reference to Exhibit 4.10 of the Registrant’s Report on Form 6-K (File No. 001-37595), filed with the Securities and Exchange Commission on August 21, 2020)
4.10	Sixth Supplemental Indenture, dated as of June 14, 2021 between the Issuer and the trustee, supplementing and amending the Amended and Restated Senior Debt Securities Indenture dated as of April 18, 2017 (incorporated by reference to Exhibit 4.12 of the Registrant’s Report on Form 6-K (File No. 001-37595), filed with the Securities and Exchange Commission on June 14, 2021)
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant
5.2	Opinion of Slaughter and May, English solicitors to the Registrant
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above)
23.3	Consent of Slaughter and May (included in 5.2 above)
24	Powers of attorney (included on the signature pages of this registration statement)
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A. as Trustee on Form T-1 (for dated subordinated debt securities)
25.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A. as Trustee on Form T-1 (for senior debt securities)
25.3	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Trustee on Form T-1 (for capital securities)
Item 10.   Undertakings
(a)   The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by Santander UK Group Holdings plc pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   To file a post-effective amendment to this registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to this registration statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(5)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(6)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)   The Registrant hereby undertakes that:
(i)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Number	Description
1.1	Form of Dated Subordinated Debt Securities Underwriting Agreement
1.2	Form of Senior Debt Securities Underwriting Agreement
1.3	Form of Capital Securities Underwriting Agreement
4.1	Dated Subordinated Debt Securities Indenture, dated as of April 18, 2017, between Santander UK Group Holdings plc, as issuer, and Citibank, N.A. (as successor to Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to an Agreement of Resignation, Appointment and Acceptance, dated as of April 19, 2021, among the Issuer, the trustee and Wells Fargo), as trustee (incorporated by reference to Exhibit 4.1 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.2	Form of Dated Subordinated Fixed Rate Debt Securities (incorporated by reference to Exhibit 4.2 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.3	Form of Dated Subordinated Floating Rate Debt Securities (incorporated by reference to Exhibit 4.3 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.4	Amended and Restated Senior Debt Securities Indenture, dated as of April 18, 2017, between Santander UK Group Holdings plc, as issuer, and Citibank, N.A. (as successor to Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to an Agreement of Resignation, Appointment and Acceptance, dated as of March 4, 2021, among the Issuer, the trustee and Wells Fargo), as trustee (incorporated by reference to Exhibit 4.4 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.5	Form of Senior Fixed Rate Debt Securities (incorporated by reference to Exhibit 4.5 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.6	Form of Senior Floating Rate Debt Securities (incorporated by reference to Exhibit 4.6 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.7	Capital Securities Indenture, dated as of April 18, 2017, between Santander UK Group Holdings plc, as issuer, and The Bank of New York Mellon (as successor to Wells Fargo Bank, National Association (“Wells Fargo”), pursuant to an Agreement of Resignation, Appointment and Acceptance, dated as of September 20, 2018, among the Issuer, the capital securities trustee and Wells Fargo), as capital securities trustee (incorporated by reference to Exhibit 4.7 of the Registrant’s Post-Effective Amendment No.1 to the Registration Statement on Form F-3 (File No. 333-207355), filed with the Securities and Exchange Commission on April 18, 2017)
4.8	First Supplemental Indenture, dated as of November 3, 2017 between the Issuer and the trustee, supplementing and amending the Amended and Restated Senior Debt Securities Indenture dated as of April 18, 2017 (incorporated by reference to Exhibit 4.8 of the Registrant’s Report on Form 6-K (File No. 001-37595), filed with the Securities and Exchange Commission on November 3, 2017)

Number	Description
4.9	Fourth Supplemental Indenture, dated as of August 21, 2020 between the Issuer and the trustee, supplementing and amending the Amended and Restated Senior Debt Securities Indenture dated as of April 18, 2017 (incorporated by reference to Exhibit 4.10 of the Registrant’s Report on Form 6-K (File No. 001-37595), filed with the Securities and Exchange Commission on August 21, 2020)
4.10	Sixth Supplemental Indenture, dated as of June 14, 2021 between the Issuer and the trustee, supplementing and amending the Amended and Restated Senior Debt Securities Indenture dated as of April 18, 2017 (incorporated by reference to Exhibit 4.12 of the Registrant’s Report on Form 6-K (File No. 001-37595), filed with the Securities and Exchange Commission on June 14, 2021)
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel to the Registrant
5.2	Opinion of Slaughter and May, English solicitors to the Registrant
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above)
23.3	Consent of Slaughter and May (included in 5.2 above)
24	Powers of attorney (included on the signature pages of this registration statement)
25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A. as Trustee on Form T-1 (for dated subordinated debt securities)
25.2	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of Citibank, N.A. as Trustee on Form T-1 (for senior debt securities)
25.3	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Bank of New York Mellon as Trustee on Form T-1 (for capital securities)

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in London, England, on July 6, 2021.
SANTANDER UK GROUP HOLDINGS PLC
By:	/s/ Nathan Bostock Name: Nathan Bostock Title: Director, Chief Executive Officer
POWER OF ATTORNEY
Know all persons by these presents that each of the undersigned constitutes and appoints Nathan Bostock and Madhukar Dayal, jointly and severally, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated on July 6, 2021.
By: Name: Title:	/s/ Nathan Bostock Nathan Bostock Director, Chief Executive Officer
By: Name: Title:	/s/ Madhukar Dayal Madhukar Dayal Director, Chief Financial Officer
By: Name: Title:	/s/ William Vereker William Vereker Director and Chair
By: Name: Title:	/s/ Ed Giera Ed Giera Director
By: Name: Title:	/s/ Chris Jones Chris Jones Director
By: Name: Title:	/s/ Bruce Carnegie-Brown Bruce Carnegie-Brown Director
By: Name: Title:	/s/ Antonio Simoes Antonio Simoes Director

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed the registration statement in the capacity of the duly authorized representative of Santander UK Group Holdings plc in the United States.
By: Name:	/s/ Donald Puglisi Donald Puglisi